                                                                     EXHIBIT 2.1
________________________________________________________________________________


                           ASSET PURCHASE AGREEMENT

                                     AMONG

                        CONEX ACQUISITION CORPORATION,

                    CONEX GLOBAL LOGISTICS SERVICES, INC.,

                        MSL TRANSPORTATION GROUP, INC.,

                            JUPITER FREIGHT, INC.,

                      THE MICHAEL W. KELLER LIVING TRUST,

                           THE UCHIDA FAMILY TRUST,

                                MICHAEL KELLER,

                                      AND

                               SHIGEHIRO UCHIDA





                         Dated as of December 31, 1999



_______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                                  Page
                                                                                                  ----
ARTICLE I PURCHASE AND SALE OF ASSETS.............................................................   6

     1.1  Transfer of Purchased Assets............................................................   6
     1.2  Assets Not Being Transferred............................................................   7
     1.3  Instruments of Conveyance and Transfer, Etc.............................................   8
     1.4  Further Assurances......................................................................   9
     1.5  Assignment of Contracts, Rights, Etc....................................................   9
     1.6  Power of Attorney; Right of Endorsement, Etc............................................   9

ARTICLE II ASSUMED LIABILITIES; EXCLUDED LIABILITIES..............................................  10

     2.1  Liabilities Being Assumed...............................................................  10
     2.2  Liabilities Not Being Assumed...........................................................  10
     2.3  Instrument of Assumption................................................................  13

ARTICLE III PURCHASE PRICE........................................................................  13

     3.1  Purchase Price..........................................................................  13
     3.2  Payment at Closing......................................................................  13
     3.3  Allocation of the Purchase Price to the Purchased Assets................................  14

Article IV THE CLOSING............................................................................  14

ARTICLE V POST-CLOSING ADJUSTMENT OF NOTE PORTION.................................................  15

     5.1  Adjustment Based on 1999 Adjusted EBIT..................................................  15
     5.2  Adjustment Based on 2000 Adjusted EBIT..................................................  16

ARTICLE VI POST-CLOSING WORKING CAPITAL ADJUSTMENT................................................  19

     6.1  Delivery of Closing Balance Sheet.......................................................  19
     6.2  Review and Final Determination of Final Net Working Capital.............................  19
     6.3  Adjustment of Purchase Price; Payments..................................................  20

Article VII REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP....................................  21

     7.1  Organization, Power, Authority and Good Standing........................................  21
     7.2  Authority; Authorization, Execution and Delivery; Enforceability........................  21
     7.3  Consents................................................................................  22
     7.4  Capitalization..........................................................................  22
     7.5  Subsidiaries; Investments...............................................................  23
     7.6  Financial Information...................................................................  23
     7.7  Absence of Undisclosed Liabilities......................................................  24
     7.8  Absence of Changes......................................................................  24
     7.9  Tax Matters.............................................................................  25
     7.10 Title to Assets, Properties and Rights and Related Matters..............................  27
     7.11 Real Property-Owned or Leased...........................................................  28
     7.12 Intellectual Property...................................................................  28
     7.13 Agreements, No Defaults, Etc............................................................  29
     7.14 Litigation, Etc.........................................................................  31
     7.15 Compliance with Laws....................................................................  31
     7.16 Insurance...............................................................................  32
     7.17 Labor  Relations; Employees.............................................................  32
     7.18 ERISA Compliance........................................................................  34
     7.19 Environmental Matters...................................................................  36


     7.20      Brokers............................................................................  37
     7.21      Related Party Transactions.........................................................  37
     7.22      Accounts and Notes Receivable......................................................  37
     7.23      Bank Accounts; Powers of Attorney..................................................  38
     7.24      Suppliers and Vendors..............................................................  38
     7.25      Customers..........................................................................  38
     7.26      Conflicts of Interest..............................................................  38
     7.27      Investor Representations...........................................................  39
     7.28      Year 2000..........................................................................  39
     7.29      Disclosure.........................................................................  40

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF EACH MEMBER OF THE SHAREHOLDER GROUP...............  40

     8.1       Generally..........................................................................  40
     8.2       Brokers............................................................................  41

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................  41

     9.1       Organization; Corporate Authority..................................................  41
     9.2       Authority; Authorization; Execution and Delivery; Enforceability; No Conflict......  41
     9.3       Consents...........................................................................  42
     9.4       Pacer Capitalization...............................................................  42
     9.5       Duly Authorized, Validly Issued Pacer Shares.......................................  42
     9.6       Brokers............................................................................  43

ARTICLE X COVENANTS AND AGREEMENTS................................................................  43

     10.1      Access to Records and Properties...................................................  43
     10.2      Conduct of the Business............................................................  43
     10.3      Efforts to Consummate..............................................................  44
     10.4      Negotiation with Others............................................................  44
     10.5      Financing..........................................................................  45
     10.6      Notice of Prospective Breach.......................................................  45
     10.7      Public Announcements...............................................................  45
     10.8      Exchange Proceeds..................................................................  46
     10.9      Non-Competition Covenant...........................................................  46
     10.10     Disclosure of Information..........................................................  47
     10.11     Use of Proprietary Name............................................................  49
     10.12     Supplements to Schedules...........................................................  49
     10.13     Certain Employee Matters...........................................................  49
     10.14     Transfer of Pacer Shares...........................................................  50
     10.15     Non-Solicitation Covenant..........................................................  50

ARTICLE XI CLOSING CONDITIONS.....................................................................  50

     11.1      Conditions to Each Party's Obligations.............................................  50
     11.2      Conditions to Obligations of the Purchaser.........................................  51
     11.3      Conditions to Obligations of each Company and the Shareholders.....................  53

ARTICLE XII INDEMNIFICATION.......................................................................  54

     12.1      Generally..........................................................................  54
     12.2      Assertion of Claims................................................................  56
     12.3      Notice and Defense of Third Party Claims...........................................  56
     12.4      Survival of Representations and Warranties.........................................  57
     12.5      Limitations on Indemnification.....................................................  58
     12.6      Satisfaction of Indemnification Obligations........................................  58

ARTICLE XIII TERMINATION; EFFECT OF TERMINATION...................................................  59

     13.1      Termination........................................................................  59

  13.2 Effect of Termination........................................................................  60

ARTICLE XIV MISCELLANEOUS PROVISIONS................................................................  61

  14.1   Amendment..................................................................................  61
  14.2   Entire Agreement...........................................................................  61
  14.3   Severability...............................................................................  61
  14.4   Benefits of Agreement......................................................................  61
  14.5   Expenses; Sales and Transfer Taxes.........................................................  62
  14.6   Remedies...................................................................................  62
  14.7   Notices....................................................................................  62
  14.8   Counterparts and Facsimile Execution.......................................................  64
  14.9   Governing  Law.............................................................................  64
  14.10  Jurisdiction and Venue.....................................................................  65
  14.11  MUTUAL WAIVER OF JURY TRIAL................................................................  65
  14.12  Mutual Contribution........................................................................  65
  14.13  No Third-Party Beneficiaries...............................................................  65
  14.14  Independence of Covenants and Representations and Warranties...............................  66
  14.15  Interpretation; Construction...............................................................  66

                        ANNEXES, SCHEDULES AND EXHIBITS

ANNEXES
-------

Annex I                      Definitions
Annex II                     Adjusted EBIT

SCHEDULES
---------

Schedule I             -      Excluded Contracts
Schedule II            -      Group Health Insurance Plans to be Assumed by the
                              Purchaser
Schedule 7.1           -      Organization, Power, Authority and Good Standing
Schedule 7.2           -      Conflicts
Schedule 7.3           -      Consents
Schedule 7.4           -      Capitalization
Schedule 7.5           -      Subsidiaries; Investments
Schedule 7.6           -      Financial Information
Schedule 7.6(d)        -      Accounts Payable, Accrued Expenses and Accounts
                              Receivable
Schedule 7.7           -      Disclosed Liabilities
Schedule 7.8           -      Changes
Schedule 7.9(a)        -      Tax Matters
Schedule 7.9(c)        -      Taxing Authority Notifications
Schedule 7.10          -      Encumbrances
Schedule 7.11(a)       -      Real Property Descriptions
Schedule 7.11(b)       -      Real Property Notices
Schedule 7.12(a)       -      Licensed Requisite Rights
Schedule 7.12(b)       -      Patents, Trademarks and Service marks
Schedule 7.13(a)       -      Contracts
Schedule 7.13(d)       -      Funded Indebtedness
Schedule 7.14(a)       -      Pending Litigation
Schedule 7.14(b)       -      Resolved Litigation
Schedule 7.15          -      Permits; Compliance with Laws
Schedule 7.16(a)       -      Insurance Policies
Schedule 7.16(b)       -      Insurance Claims, Etc.
Schedule 7.17(a)       -      Key Employees
Schedule 7.17(b)       -      Employees
Schedule 7.17(c)       -      Employee Relations
Schedule 7.17(e)       -      Employment Violations
Schedule 7.17(f)       -      Joint Employer; Alter Ego
Schedule 7.17(g)       -      Independent Contractors
Schedule 7.18(a)       -      Employee Benefit Plans
Schedule 7.18(b)       -      ERISA Compliance
Schedule 7.19(a)       -      Environmental Laws - Violations

Schedule 7.19(b)       -      Previous Facilities - Environmental Compliance
Schedule 7.21          -      Related Party Transactions
Schedule 7.22          -      Accounts and Notes Receivable
Schedule 7.23          -      Bank Accounts; Powers of Attorney
Schedule 7.25          -      Customers
Schedule 9.1           -      Purchaser Foreign Qualifications
Schedule 9.3           -      Purchaser Consents
Schedule 9.4           -      Pacer Capitalization
Schedule 11.2(i)(iv)   -      Post-Closing Leased Real Property


EXHIBITS
--------

Exhibit A              -      Form of Bill of Sale
Exhibit B              -      Form of Assumption Agreement
Exhibit C              -      Form of Seller Note
Exhibit D              -      [Intentionally Omitted.]
Exhibit E              -      Forms of Employment Agreements
Exhibit F              -      Form of Uchida Consulting Agreement
Exhibit G              -      Form of Joinder Agreement
Exhibit H              -      Form of Lease

                             INDEX OF DEFINED TERMS

     The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations.

                                                                                   Section or
     Term                                                                        other Location
     -----                                                                       --------------
     Acquisition Proposal..........................................................  Annex I
     Adjusted EBIT.................................................................  Annex II
     Affiliate.....................................................................  Annex I
     Agreement.....................................................................  14.15
     Arbitrating Accountants.......................................................  5.1(b)
     Assigned Contracts............................................................  Annex I
     Assumed Liabilities...........................................................  2.1(b)
     Assumed Liabilities Portion...................................................  3.1(d)
     Assumption Agreement..........................................................  2.3
     Audited Balance Sheet.........................................................  7.6(a)(ii)
     Audited Balance Sheet Date....................................................  7.6(a)(ii)
     Audited Financial Statements..................................................  7.6(a)(ii)
     Best Knowledge................................................................  14.15
     Bill of Sale..................................................................  1.3
     Business......................................................................  Preamble
     Business Day..................................................................  Annex I
     Capital Lease.................................................................  Annex I
     Cash Portion..................................................................  3.1(a)
     Charter Documents.............................................................  Annex I
     Closing Balance Sheet.........................................................  6.1
     Closing Date..................................................................  Article IV
     Closing.......................................................................  Article IV
     COBRA.........................................................................  7.18(b)(viii)
     Code..........................................................................  3.3(a)
     Company Employee Plans........................................................  7.18(a)
     Company.......................................................................  Caption
     Competing Business............................................................  10.9(a),(b)
     Conex.........................................................................  Caption
     Confidential Information......................................................  10.10(a)
     Contract......................................................................  Annex I
     Control.......................................................................  Annex I
     Covered Properties............................................................  10.19(b)
     Employee Benefit Plan.........................................................  Annex I
     Encumbrances..................................................................  Annex I
     Environmental, Health and Safety Laws.........................................  Annex I
     ERISA Affiliate...............................................................  Annex I
     Exchange Proceeds.............................................................  10.8
     Excluded Aircraft.............................................................  1.2(a)(vii)

                                                                                   Section or
     Term                                                                        other Location
     -----                                                                       --------------
     Excluded Assets...............................................................  1.2(b)
     Excluded Contracts............................................................  Annex I
     Excluded Liabilities..........................................................  2.2(b)
     Excluded Vehicle..............................................................  1.2(a)(vi)
     Final Determination Date......................................................  5.1(b)
     Final Net Working Capital.....................................................  6.1
     Final Net Working Capital Statement...........................................  6.1
     Financial Statements..........................................................  7.6(a)(iii)
     Financing.....................................................................  10.5
     Funded Indebtedness...........................................................  Annex I
     GAAP..........................................................................  Annex I
     Governmental Entity...........................................................  Annex I
     Guaranty......................................................................  Annex I
     Health Plan...................................................................  Annex I
     HIPAA.........................................................................  7.18(b)(viii)
     Hired Employees...............................................................  10.13
     HSR Act.......................................................................  10.3
     Income Taxes..................................................................  Annex I
     Indemnified Persons...........................................................  Annex I
     Indemnifying Persons..........................................................  Annex I
     Intellectual Property Rights..................................................  Annex I
     Joinder Agreements............................................................  11.2(i)(iii)
     Jupiter.......................................................................  Caption
     Keller........................................................................  Caption
     Keller Employment Agreement...................................................  11.2(i)(i)
     Keller Trust..................................................................  Caption
     Latest Balance Sheet Date.....................................................  7.6(a)(iii)
     Latest Balance Sheet..........................................................  7.6(a)(iii)
     Law...........................................................................  Annex I
     Lease.........................................................................  11.2(i)(iv)
     Leased Property...............................................................  7.11(a)
     Liability.....................................................................  Annex I
     Licensed Requisite Rights.....................................................  7.12(a)(i)
     Litigation Expense............................................................  Annex I
     Losses........................................................................  Annex I
     Material Adverse Change.......................................................  7.8(a)
     Material Contracts............................................................  7.13(b)
     MSL...........................................................................  Caption
     Non-Solicitation Period.......................................................  10.15
     Note Portion..................................................................  3.1(b)
     Note Portion Deficiency.......................................................  5.2(d)
     Notice of Disagreement........................................................  5.1(b)
     Orders........................................................................  Annex I

                                                                                   Section or
     Term                                                                        other Location
     -----                                                                       --------------
     Overpayment Amount............................................................  6.3(a)
     Owned Requisite Rights........................................................  7.12(a)(i)
     Pacer.........................................................................  3.1(c)
     Pacer IPO.....................................................................  Annex I
     Pacer Registration Statement..................................................  Annex I
     Pacer Shareholders' Agreement.................................................  Annex I
     Pacer Shares..................................................................  3.1(c)
     Pacer Shares Portion..........................................................  3.1(c)
     Permits.......................................................................  Annex I
     Permitted Encumbrances........................................................  Annex I
     Person........................................................................  Annex I
     Proceedings...................................................................  Annex I
     Pro Forma Statements..........................................................  7.6(a)(iv)
     Purchase Price................................................................  3.1
     Purchased Assets..............................................................  1.1(b)
     Purchaser Indemnified Persons.................................................  Annex I
     Purchaser Indemnifying Persons................................................  Annex I
     Purchaser Losses..............................................................  Annex I
     Purchaser.....................................................................  Caption
     Purchaser's Income Certificate................................................  5.1(a)
     Purchaser's Notice of Adjustment..............................................  6.1
     Related Documents.............................................................  Annex I
     Representatives...............................................................  10.10(a)
     Requisite Rights..............................................................  7.12(a)(i)
     Restrictive Period............................................................  10.9(a)
     Securities....................................................................  Annex I
     Securities Act................................................................  Annex I
     Seller Group..................................................................  Annex I
     Seller Indemnified Persons....................................................  Annex I
     Seller Indemnifying Persons...................................................  Annex I
     Seller Losses.................................................................  Annex I
     Seller Notes..................................................................  3.1(b)
     Shareholder Group.............................................................  Caption
     Shareholders..................................................................  Caption
     Statement of Allocation.......................................................  3.3
     Subsidiary....................................................................  Annex I
     Survival Date.................................................................  12.4
     Tangible Personal Property....................................................  1.1(a)(iii)
     Tax Return....................................................................  Annex I
     Tax(es).......................................................................  Annex I
     Third Parties.................................................................  7.17(f)
     Third Party Claim.............................................................  12.3
     Unaudited Historical Financial Statement......................................  7.6(a)(i)

                                                                                   Section or
     Term                                                                        other Location
     -----                                                                       --------------
     Uchida........................................................................  Caption
     Uchida Consulting Agreement...................................................  11.2(i)(ii)
     Uchida Employment Agreement...................................................  11.2(i)(i)
     Uchida Trust..................................................................  Caption
     Unaudited Latest Financial Statements.........................................  6.6(a)(iii)
     Underpayment Amount...........................................................  6.6(b)
     Working Capital Final Determination Date......................................  6.2
     Working Capital Notice of Disagreement........................................  6.2
     1999 Adjusted EBIT............................................................  5.1(a)
     1999 Income Statement.........................................................  5.1(a)

                                                                  EXECUTION COPY

                                             ASSET PURCHASE AGREEMENT dated as
                                      of December 31, 1999, by and among CONEX
                                      ACQUISITION CORPORATION, a Delaware
                                      corporation (the "Purchaser"), CONEX
                                                        ---------
                                      GLOBAL LOGISTICS SERVICES, INC., a
                                      California corporation ("Conex"), MSL
                                                               -----
                                      TRANSPORTATION GROUP, INC., a California
                                      corporation ("MSL"), JUPITER FREIGHT,
                                                    ---
                                      INC., a California corporation ("Jupiter";
                                                                       -------
                                      and together with Conex and MSL, each a
                                      "Company" and collectively the
                                       -------
                                      "Companies"), THE MICHAEL W. KELLER LIVING
                                       ---------
                                      TRUST (the "Keller Trust"), THE UCHIDA
                                                  ------------
                                      FAMILY TRUST (the "Uchida Trust"; and
                                                         ------------
                                      together with the Keller Trust, each a
                                      "Shareholder"; and collectively the
                                       -----------
                                      "Shareholders"), MICHAEL KELLER
                                       ------------
                                      ("Keller"), and SHIGEHIRO UCHIDA
                                        ------
                                      ("Uchida"; and together with Keller, the
                                        ------
                                      Keller Trust and the Uchida Trust,
                                      collectively, the "Shareholder Group"; and
                                                         -----------------
                                      the Shareholder Group and the Companies
                                      collectively, the "Seller Group").
                                                         ------------

                                   PREAMBLE

     The Companies are engaged, collectively, in the business (the "Business")
                                                                    --------
of providing intermodal freight transportation, drayage, transloading and warehousing, container depot and repair services. The Shareholders are the sole shareholders of each Company, with each Shareholder owning that number of outstanding shares of the capital stock of each Company set forth on Schedule
                                                                     --------
7.4.  Each Company desires, and the Shareholders desire to cause each Company,
---
to sell to the Purchaser, and the Purchaser desires to purchase from each Company, substantially all of the assets of each Company, subject to the Purchaser's assumption of certain specified liabilities of each Company, all on the terms and subject to the conditions contained in this Agreement. Certain capitalized terms used and not otherwise defined elsewhere in this Agreement have the meanings given to them in Annex I.
                                   -------

     ACCORDINGLY, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as set forth below.

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

1.1  Transfer of Purchased Assets.
     ----------------------------

          (a) On the terms and subject to the conditions contained in this Agreement, at the Closing each Company shall sell, transfer, convey and assign to the Purchaser, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Purchaser shall purchase and acquire from each Company, all of such Company's right, title and interest in, to and under all of the assets, properties, interests in properties and rights of such Company of every kind and description (other than the Excluded Assets), whether real, personal or mixed, tangible or intangible, and wherever located, as the same shall exist immediately prior to the Closing, including the following:

               (i)       all accounts and notes receivable;

               (ii) all inventories of supplies, spare and replacement parts, shipping containers and materials and other materials that relate to, or are used or held for use in connection with, the Business, including all stationery, purchase, sale and service order and other forms, all labels, catalogs, brochures, art work, and photographs and all marketing and advertising materials;

               (iii) all vehicles (other than the Excluded Vehicle), tractors, trailers, machinery, equipment, tooling, furniture, fixtures, leasehold improvements, office equipment, supplies, spare and replacement parts and other items of tangible personal property (other than the Excluded Aircraft) (the "Tangible Personal Property");
                              --------------------------

               (iv) all prepaid expenses, advances and deposits (including utility deposits) (other than the deposits referred to in clauses (vii) and
     (xi) of Section 1.2(a) below);
             --------------

               (v) all deposit, checking and other bank accounts (but subject to Section 1.2(a)(i) below);
                -----------------

               (vi) all books, records, files, lists and other information (whether in hard copy or machine readable form and whether in original or photostatic form (except in the case of computer software, which must be in original form)), including property records, production records, engineering records, purchasing and sales records, personnel and payroll records, accounting records, mailing lists, customer and vendor lists and records and computer programs, records, files and related software and documentation;

               (vii) all right, title, and interest of each Company in, to and under all Assigned Contracts;

               (viii) all rights, choses in action and claims, known or unknown, matured or unmatured, accrued or contingent, against third parties (including all warranty and other contractual claims, whether express, implied or otherwise), to the extent relating to any other Purchased Asset or any Assumed Liability (except that any such right, chose in action or claim relating to an Excluded Asset or an Excluded Liability shall remain with each Company, but only to the extent relating to such Excluded Asset or Excluded Liability);

               (ix) all rights (including experience ratings) with respect to unemployment, workers' compensation and other similar insurance reserves;

               (x) all federal, state, local and foreign governmental licenses, permits, authorizations and approvals;

               (xi) all Requisite Rights (including the entire right, title and interest of each Company in and to the names "Conex", "MSL" and "Jupiter" and the corporate names "Conex Global Logistics Services, Inc.", "MSL Transportation Group, Inc." and "Jupiter Freight, Inc.," and all variations of the foregoing), and all goodwill associated therewith;

               (xii) all telephone, telex and facsimile numbers and all listings in all telephone books and directories;

               (xiii) all goodwill associated with the Business;

               (xiv) all rights, assets and contracts with respect to the Health Plan; and

               (xv) all other assets, properties and rights of any nature whatsoever used in the operation of the Business or relating to the other Purchased Assets or the Assumed Liabilities, other than the Excluded Assets.

          (b) For convenience of reference, the assets, properties, interests in properties and rights that are to be sold, transferred, conveyed and assigned by the Companies to the Purchaser at the Closing pursuant to Section 1.1(a) are
                                                             --------------
collectively called the "Purchased Assets" in this Agreement.
                         ----------------

          (c) Anything contained in this Agreement to the contrary notwithstanding, to the extent that any asset, property, interest in property or right relating to, or used or held for use by, any Company, in the conduct of the operation of the business of such Company (excluding however the fee title to any Leased Property), is owned by any Shareholder, any Subsidiary of any Company or any other Affiliate of any Company, such asset, property, interest in property or right shall be deemed to be a Purchased Asset for all purposes of this Agreement, and each Company and the Shareholders shall do, and shall cause any such Subsidiary or Affiliate of each Company to do, all things required to be done by such Company with respect thereto under this Agreement, including those things set forth in Sections 1.3, 1.4 and 1.5.
                          ------------  ---     ---

1.2  Assets Not Being Transferred.
     ----------------------------

          (a)  Anything contained in Section 1.1 or elsewhere in this Agreement
                                     -----------
to the contrary notwithstanding, there are expressly excluded from the Purchased Assets the following:

               (i) all cash and cash equivalents on hand or on deposit in bank accounts as of the Closing, the Salomon Smith Barney investment accounts No. 6620300118700 in the name of Conex and No. 6620525318700 in name of Keller and Uchida and all investment assets held in such account;

               (ii) the consideration delivered to the Companies pursuant to this Agreement;

               (iii) all right, title, and interest of each Company in, to, and under all Excluded Contracts;

               (iv) the minute books and ownership record books of each Company;

               (v) the capital stock of or other equity interests in each Company;

               (vi) the BMW 740 IL automobile, vehicle identification #WBAGJ8325VDM02455 (the "Excluded Vehicle");
                              ----------------

               (vii) one Learjet 31A airplane, aircraft registration number N314MK, and one Cessna T210N airplane, aircraft registration number N9922Y (collectively, the "Excluded Aircraft") and the deposits in the aggregate
                         -----------------
     amount of approximately $400,000 on aircraft to be delivered;

               (viii) the split dollar key-man life insurance policy issued by New York Life Insurance Company covering Keller owned by Conex in the aggregate benefit amount of $1,000,000 ($500,000 whole life and $500,000 term life);

               (ix) the real property located at 550 S. Alameda Street, Compton, California;

               (x) all assets attributable to any Employee Benefit Plan, except for assets attributable to the Health Plan; and

               (xi) all deposits, rebates and refunds payable by the Companies' insurance carriers to the extent relating to policy or coverage periods ending prior to the Closing Date (including, without limitation, (A) the insurance deposit in the approximate amount of $105,000 with Marsh & McLennan for the Companies' automobile liability policy that expired on December 31, 1999, and (B) the insurance refund or "dividend" in the approximate amount of $25,000 with the Companies' cargo insurance carrier for 1997 relating to the pending cargo claim with Sony Corp.), but only to the extent such deposits, rebates and refunds are not included as assets on the Closing Balance Sheet and do not relate to liabilities included on the Closing Balance Sheet and assumed by the Purchaser hereunder.

          (b) For convenience of reference, the foregoing assets, properties, interests in properties and rights of each Company which are not included in the Purchased Assets pursuant to this Section 1.2(a) are collectively called the
                                  --------------
"Excluded Assets" in this Agreement.
 ---------------

1.3  Instruments of Conveyance and Transfer, Etc.
     --------------------------------------------

     At the Closing, each Company shall execute and deliver to the Purchaser a bill of sale in substantially the form of Exhibit A (the "Bill of Sale"), and
                                          ---------       ------------
such other deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be necessary or desirable to transfer, convey and assign good and marketable title to the Purchased

Assets to the Purchaser free and clear of any and all Encumbrances. Each Company shall take all reasonable legal steps that may be necessary to put the Purchaser in possession and operating control of the Purchased Assets.

1.4  Further Assurances.
     ------------------

     Each Company shall promptly pay or deliver to the Purchaser any Purchased Asset which may be received by any Company after the Closing. Each Company shall, at any time and from time to time after the Closing, upon the request of the Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, assign, convey, grant and confirm to the Purchaser, or to aid and assist in the collection of or reducing to possession by the Purchaser, the Purchased Assets, or to vest in the Purchaser good and marketable title to the Purchased Assets as herein provided.

1.5  Assignment of Contracts, Rights, Etc.
     -------------------------------------

     Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to sell, transfer, sublease or assign any Assigned Contract (or any claim or right of any benefit arising thereunder or resulting therefrom) if the attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser or any Company thereunder. Each Company shall, and the Shareholders shall use their commercially reasonable efforts to cause each Company to, use its respective commercially reasonable efforts to obtain the consent of the other party to any Assigned Contract to the transfer, sublease or assignment thereof to the Purchaser in all cases in which such consent is required for the transfer, sublease or assignment of any such Assigned Contract. If any such consent is not obtained and the Closing occurs, each Company shall, and the Shareholders shall use their commercially reasonable efforts to cause each Company to, use its respective commercially reasonable efforts to provide for the Purchaser the benefits of such Assigned Contract, including (a) adherence to reasonable procedures established by the Purchaser for the immediate transfer to the Purchaser of any payments or other funds received by any Company thereunder and (b) enforcement for the benefit of the Purchaser of any and all rights of any Company thereunder against the other party or parties thereto arising out of the breach or cancellation thereof by such other party or parties or otherwise.

1.6  Power of Attorney; Right of Endorsement, Etc.
     ---------------------------------------------

     Effective as of the Closing, each Company hereby constitutes and appoints the Purchaser as the true and lawful attorney of such respective Company, with full power of substitution, in the name of the Purchaser or such Company, on behalf of and for the benefit of the Purchaser, solely (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments in connection with or attributable to the Purchased Assets and the Assumed Liabilities, (c) to institute and prosecute all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title in, to or under or otherwise attributable to the Purchased Assets and the Assumed Liabilities, (d) to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets, as well as any Assigned Contracts, or the Assumed Liabilities and (e) to do all such reasonable acts and things with respect to the Purchased Assets, as well as any Assigned Contracts, or the Assumed Liabilities as the Purchaser may deem advisable. The foregoing powers are coupled with an interest and shall not be revocable by any Company directly or indirectly by the dissolution of such Company or in any other manner. The Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers with respect to the Purchased Assets and the Assigned Contracts, and each Company shall promptly pay to the Purchaser any amounts received by such Company after the Closing with respect to the Purchased Assets and the Assigned Contracts.

                                   ARTICLE II

                   ASSUMED LIABILITIES; EXCLUDED LIABILITIES

2.1  Liabilities Being Assumed.
     -------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, effective as of the Closing, the Purchaser shall assume the following, and only the following, Liabilities of each Company:

               (i) all accounts payable and accrued expenses of the Business arising in the ordinary course of the Business to the extent accrued or otherwise reflected as a Liability on the Latest Balance Sheet (or arising in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date and on or prior to the Closing Date (excluding in all cases Taxes for or with respect to any period ending on or prior to the Closing Date)), in each case determined in accordance with GAAP;

               (ii) all Liabilities to be performed after the Closing under the Assigned Contracts in accordance with their respective terms (excluding any such Liabilities resulting from or relating to any breach or violation of, or default under, or any alleged breach or violation of, or alleged default under, any such Assigned Contract that arises out of or is based upon facts, events or circumstances occurring or existing as of or prior to the Closing, notwithstanding that the date on which any Proceeding with respect thereto is commenced or made is after the Closing), but in each case only to the extent such Assigned Contracts have been effectively assigned and transferred to the Purchaser pursuant to the provisions hereof;

               (iii) all Liabilities owed to Hired Employees arising after the Closing; and

               (iv) all Liabilities relating to or arising out of the operation of the Purchased Assets after the Closing Date or out of the conduct of the Business after the Closing Date.

          (b) For convenience of reference, the Liabilities that are to be assumed by the Purchaser at the Closing pursuant to this Section 2.1 are
                                                         -----------
collectively called the "Assumed Liabilities" in this Agreement.
                         -------------------

2.2  Liabilities Not Being Assumed.
     -----------------------------

          (a) Anything contained in this Agreement to the contrary notwithstanding, the Purchaser is not assuming any Liabilities of any Company other than the Assumed Liabilities, whether or not relating to the Purchased Assets or the Business, all of which Liabilities shall at and after the Closing remain the exclusive responsibility and obligation of the Companies, as applicable. Without limiting the generality of the foregoing, the Purchaser is not assuming any of the following Liabilities:

               (i) any Liability of any Company under this Agreement or any Related Document;

               (ii) any Liability of any Company for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, the Related Documents or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys' and accountants' fees, and brokerage fees incurred by or imposed upon any Company);

               (iii) any Liability of any Company for any indebtedness, whether the same constitutes Funded Indebtedness or otherwise;

               (iv)   any Liability of any Company under any Excluded Contract;

               (v) any Liability of any Company under any Assigned Contract resulting from or relating to any breach or violation of, or default under, or any alleged breach or violation of, or alleged default under, any such Assigned Contract that arises out of or is based upon facts, events or circumstances occurring or existing as of or prior to the Closing, whether the date on which any Proceeding with respect thereto is commenced or made is before or after the Closing;

               (vi) any Liability of any Company for or with respect to any Taxes for or attributable to any period ending on or prior to the Closing;

               (vii) any Liability of any Company arising by reason of any violation or alleged violation of any Law, Order or other requirement of any Governmental Entity, including any Environmental, Health and Safety Laws (including those with respect to a Company's ownership or operation of any aspect of the Business or the Purchased Assets, whether on or related to any properties previously owned, leased or occupied by any Company or otherwise), to the extent any of such Liabilities results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any Proceeding with respect thereto is commenced or made is after the Closing;

               (viii) any Liability of any Company for which the Purchaser may become liable as a result of or in connection with the failure by any Company to fully and properly comply with any and all bulk sales or transfers laws applicable to the transactions contemplated by this Agreement;

               (ix) any Liability of any Company arising out of the injury to or death of any person, or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from or related to services performed by any Company, to the extent any of such Liabilities results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any Proceeding is commenced or made is after the Closing;

               (x) any Liability of any Company relating to any Proceeding arising out of or in connection with any Company's conduct of the Business prior to the Closing or any other conduct of any Company's officers, directors, employees, stockholders, consultants, agents or advisors prior to the Closing (including all Liabilities relating to or arising out the actions listed on Schedule 7.14(a) and Schedule 7.17(e), whether or not
                       ----------------     ----------------
     disclosed on the Schedules hereto, notwithstanding that the date on which any such Proceeding with respect thereto is commenced or made is after the Closing;

               (xi) any Liability of any Company for severance pay or the like with respect to any employee of any Company that does not accept employment with the Purchaser upon completion of the transaction contemplated by this Agreement;

               (xii) any Liability relating to a contractual obligation of any Company, whether written or oral, for bonuses or like payments to any director, officer or employee of any Company for the period ending on or prior to the Closing other than normal salary payments or accruals in the ordinary course of business and properly included as accrued expenses on the Latest Balance Sheet;

               (xiii) any Liability relating to any Employee Benefit Plan, except for post-Closing Liabilities relating to the Health Plan;

               (xiv) any Liability relating to vacation for the Hired Employees earned or accrued as of the Closing Date;

               (xv) any Liability of any Company for worker's compensation based on an event occurring prior to the Closing Date;

               (xvi) any Liability of any Company which relates to the Excluded Assets; and

               (xvii) any other Liability of any Company not expressly assumed by the Purchaser under Section 2.1 (including any Liabilities arising out
                            -----------
     of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing, any damage, accident, injury or death occurring prior to the Closing or any state of facts existing at or prior to the Closing, regardless of when asserted, which are not expressly described in Section 2.2).
                  -----------

          (b) For convenience of reference, the Liabilities of each Company which are not included in the Assumed Liabilities and are not being assumed by the Purchaser pursuant to Section 2.1 are collectively called the "Excluded
                          -----------                              --------
Liabilities" in this Agreement.  The Companies and the Shareholders acknowledge
-----------
and agree that they are retaining all of the Excluded Liabilities and will pay, discharge and perform all of the Excluded Liabilities promptly when and as the same become due and payable.

2.3  Instrument of Assumption.
     ------------------------

     At the Closing, the Purchaser shall execute and deliver to each Company an assumption agreement in substantially the form of Exhibit B (the "Assumption
                                                  ---------       ----------
Agreement").
---------

                                  ARTICLE III

                                 PURCHASE PRICE

3.1  Purchase Price.
     --------------

     The aggregate consideration to be paid by the Purchaser to the Companies, collectively, for the Purchased Assets shall be the sum of the following (such sum being called the "Purchase Price" herein):
                      --------------

          (a)  $25,050,000 (as the same may be adjusted pursuant to Article VI,
                                                                    ----------
the "Cash Portion") payable in cash; plus
     -------------                   ----

          (b)  $1,346,000 (as the same may be adjusted pursuant to Article V,
                                                                   ---------
the "Note Portion") payable in the form of one or more unsecured subordinated
     -------------
notes of the Purchaser (collectively, the "Seller Notes") in an aggregate
                                           ------------
principal amount equal to the Note Portion, each Seller Note to be in substantially the form of Exhibit C (provided, however, that the Note Portion
                          ---------  --------  -------
shall be subject to adjustment after the Closing, if at all, pursuant to Article
                                                                         -------
V); plus
--  ----

          (c)  $6,000,000 (the "Pacer Shares Portion") payable in the form of
                                --------------------
300,000 newly issued shares (the "Pacer Shares") of common stock, no par value
                                  ------------
per share, of Pacer International, Inc., a Tennessee corporation and the sole stockholder of the Purchaser ("Pacer"), which Pacer Shares the parties agree for
                               -----
purposes of this Agreement shall have an aggregate value equal to the Pacer Shares Portion; plus
                ----

          (d) the Assumed Liabilities, which shall have an aggregate value (the "Assumed Liabilities Portion") equal to the sum of the amounts ascribed to the
 ---------------------------
Assumed Liabilities in the Statement of Allocation referred to in Section 3.3.
                                                                  -----------

3.2  Payment at Closing.
     ------------------

     At the Closing, the Purchaser shall pay or deliver the Purchase Price to the Companies as follows:

          (a) the Cash Portion by wire transfer of immediately available funds to the account or accounts designated by the Companies to the Purchaser in writing not later than three (3) Business Days prior to the Closing Date;

          (b) the Note Portion by the Purchaser's execution and delivery to the Companies of one or more Seller Notes in an aggregate principal amount equal to the Note Portion (each such Seller Note to be issued and delivered to each Company in the principal amount designated by the Companies to the Purchaser in writing not later than three (3) Business Days prior to the Closing Date);

          (c) the Pacer Shares Portion by the Purchaser's delivery to the Companies of one or more certificates representing the Pacer Shares duly executed and issued by Pacer (each such certificate to be issued and delivered to each Company representing that number of Pacer Shares designated by the Companies to the Purchaser in writing not later than three (3) Business Days prior to the Closing Date); and

          (d) the Assumed Liabilities Portion by the Purchaser's execution and delivery to the Companies of the Assumption Agreement pursuant to Section 2.3.
                                                                  -----------

3.3  Allocation of the Purchase Price to the Purchased Assets.
     --------------------------------------------------------

          (a) The Purchase Price shall be allocated to the Purchased Assets by the Purchaser as soon as practicable after the Closing and the final determinations hereunder of the Final Net Working Capital and the 1999 Adjusted EBIT, and if applicable, the 2000 Adjusted EBIT. Such allocation shall be made in accordance with Section 1060 of the Code and the regulations promulgated thereunder, and shall be set forth on a statement delivered by the Purchaser to the Sellers (the "Statement of Allocation"). In connection with the foregoing,
                  -----------------------
but solely for the purposes of this Section 3.3, the parties agree that the fair
                                    -----------
market value of those Purchased Assets that constitute property, plants and equipment is equal to $586,000 and the Statement of Allocation shall be prepared consistent therewith. As soon as practicable following the delivery of the Statement of Allocation, each Company shall:

               (i) complete and execute a Form 8594 Asset Acquisition Statement Under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), consistent with the Statement of Allocation;

               (ii)  deliver a copy of such form to the Purchaser; and

               (iii) file a copy of such form with its respective Tax Returns, as the case may, for the period which includes the Closing Date.

          (b) Each of the parties hereto agrees (i) to file all Federal, state, local and foreign Tax Returns consistent with the Statement of Allocations and
(ii) to not take any position that is contrary to the Statement of Allocations with any Tax authority.

                                   ARTICLE IV

                                  THE CLOSING

     The closing (the "Closing") of the transactions contemplated by this
                       -------
Agreement shall take place at the offices of O'Sullivan, Graev & Karabell, LLP, counsel for the Purchaser, at the address set forth in Section 14.7, on January
                                                       ------------
3, 2000, or such other place or later date as shall be mutually agreed upon by the parties (the "Closing Date"), provided that all of the conditions set forth
                  ------------
in Article X have been satisfied or waived (other than those conditions which by
   ---------
their terms are intended to be satisfied at the Closing).

                                   ARTICLE V

                    POST-CLOSING ADJUSTMENT OF NOTE PORTION

5.1  Adjustment Based on 1999 Adjusted EBIT.
     --------------------------------------

          (a)  Delivery of 1999 Income Statement. As soon as practicable after
               ---------------------------------
the Closing Date, the Purchaser shall prepare and deliver to the Companies (i) a combined statement of operations (the "1999 Income Statement") for the Companies
                                       ---------------------
for the period from (and including) January 1, 1999, through (and including) December 31, 1999, and (ii) a certificate from an executive officer of the Purchaser setting forth the Purchaser's calculation of the 1999 Adjusted EBIT (as defined on and computed in accordance with Annex II). The 1999 Income
                                               --------
Statement shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Audited Balance Sheet. The certificate deliverable by the Purchaser to the Companies pursuant to clause (ii) of the first sentence of this Section 5.1(a) is called the "Purchaser's 1999 Income
                       --------------                -----------------------
Certificate" in this Agreement.
-----------

          (b)  Review and Final Determination of 1999 Adjusted EBIT. The
               ----------------------------------------------------
Companies shall be entitled to review and, if applicable, object to the 1999 Income Statement and the Purchaser's 1999 Income Certificate for a period of forty-five (45) days following the Companies' receipt of the same. The 1999 Income Statement and the 1999 Adjusted EBIT set forth in the Purchaser's 1999 Income Certificate shall become final and binding upon the parties hereto on the forty-sixth day following delivery thereof to the Companies unless the Companies give written notice to the Purchaser of their disagreement therewith (a "Section
                                                                         -------
5.1 Notice of Disagreement") prior to such date. Any Section 5.1 Notice of
--------------------------
Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Section 5.1 Notice of Disagreement is received by the Purchaser, then the 1999 Income Statement and the 1999 Adjusted EBIT set forth in the Purchaser's 1999 Income Certificate (as revised in accordance with clause
(x) or (y) below) shall become final and binding upon the parties hereto on the earlier of (x) the date on which the Purchaser and the Companies' resolve in writing any differences they have with respect to any and all matters specified in the Section 5.1 Notice of Disagreement or (y) the date on which any and all matters in dispute are finally resolved in writing by such independent "Big 5" public accounting firm as shall be agreed upon by the Purchaser and the Companies in writing or, if the Purchaser and the Companies cannot so agree within the forty-five-calendar day period referred to above, by lot from among the remaining independent "Big 5" public accounting firms willing to act (but excluding in any event PricewaterhouseCoopers LLP (the "Buyer's Accountants")
                                                        -------------------
and Kurosaki & Kinoshita (the "Sellers' Accountants")) (such independent public
                               --------------------
accounting firm being called the "Arbitrating Accountants" herein). The date on
                                  -----------------------
which the 1999 Income Statement and the 1999 Adjusted EBIT so become final and binding pursuant to this Section 5.1(b) is called the "Section 5.1 Final
                         --------------                -----------------
Determination Date." During the thirty (30) days immediately following the
------------------
delivery of any Section 5.1 Notice of Disagreement, the Purchaser and the Companies shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Section 5.1 Notice of Disagreement. At the end of such thirty-day period, the Companies and the Purchaser shall submit to the Arbitrating Accountants for their review and resolution any and all matters which remain in dispute and which were included in any Section 5.1 Notice of Disagreement as well as their respective calculations of the 1999 Adjusted EBIT, in each case revised as such party deems necessary or appropriate at the time of such submission. The parties shall each use their respective commercially reasonable efforts to cause the Arbitrating Accountants to reach a final, binding resolution of the matters which remain in dispute and to provide their own calculation of the 1999 Adjusted EBIT, whereupon that calculation of the 1999 Adjusted EBIT submitted to the Arbitrating Accountants by either the Purchaser or the Companies that is closest to the Arbitrating Accountants' calculation thereof shall be the final calculation of the 1999 Adjusted EBIT for all purposes of this Agreement. The Arbitrating Accountants' resolution of such dispute and calculation of the 1999 Adjusted EBIT shall be
(i) in writing, (ii) furnished to the Purchaser and the Companies as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (iii) made in accordance with this Agreement and (iv) in the absence of manifest error or fraud, conclusive and binding upon the parties to this Agreement. The 1999 Income Statement and the 1999 Adjusted EBIT, as determined by the Arbitrating Accountants, shall become final and binding on the parties hereto on the date the Arbitrating Accountants deliver their final resolution to the parties. The parties shall endeavor in good faith to cause the Arbitrating Accountants to so deliver their final determination within 180 days after the Closing Date. Each party shall pay its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the 1999 Income Statement and the determination of the 1999 Adjusted EBIT and in connection with any such arbitration; provided,
                                                                    --------
however, that the fees and disbursements of the Arbitrating Accountants shall be
-------
borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller Group.

          (c)  Adjustment and Payment.  Upon the final determination of the 1999
               ----------------------
Adjusted EBIT pursuant to this Section 5.1:
                               -----------

          (i)  if the 1999 Adjusted EBIT as finally determined pursuant to this
     Section 5.1 is less than $5,391,000, then the Note Portion shall not be
     -----------
     adjusted and the Seller Notes issued at the Closing shall remain unchanged and in full force and effect in accordance with their terms; or

          (ii) if the 1999 Adjusted EBIT as finally determined pursuant to this
     Section 5.1 is greater than $5,391,000, then the Note Portion shall be
     -----------
     increased pursuant to this Section 5.1(c)(ii) by six dollars ($6.00) for
                                ------------------
     each one dollar ($1.00) by which the 1999 Adjusted EBIT is greater than $5,391,000 (provided, however, that the Note Portion shall not in any event
                 --------  -------
     be increased by an amount greater than $3,654,000 (the "Maximum Aggregate
                                                             -----------------
     Note Portion Adjustment") and the Note Portion shall not in any event
     -----------------------
     exceed an aggregate amount greater than $5,000,000), and the Purchaser shall issue and deliver to each Company a new Seller Note dated as of the Closing Date (with interest thereon calculated as of the Closing Date) reflecting such increased Note Portion against receipt from such Company of its original Seller Note issued at the Closing, for cancellation by the Purchaser.

5.2  Adjustment Based on 2000 Adjusted EBIT.
     --------------------------------------

     If the 1999 Adjusted EBIT as finally determined pursuant to Section 5.1 is
                                                                 -----------
equal to or greater than $6,000,000 (and the resulting increase in the Note Portion pursuant to Section 5.1 equals $3,654,000), then the Note Portion shall
                    -----------
not be subject to any further adjustment and this Section 5.2 shall not be
                                                  -----------
applicable and shall have no force or effect. If the 1999 Adjusted EBIT as finally determined pursuant to Section 5.1 is greater than $5,391,000 but less
                               -----------
than $6,000,000 (and the resulting increase in the Note Portion pursuant to

Section 5.1 is less than $3,654,000),
-----------
then the Note Portion shall be subject to further adjustment, if any, pursuant to this Section 5.2. If this Section 5.2 goes into effect as contemplated by the
        -----------
immediately preceding sentence, then during the fiscal year ending December 31, 2000, Pacer will not cause the Purchaser to take any material action that is outside the ordinary course of business consistent with the past practice of the Companies if such action would reasonably be expected to have a material adverse effect on the 2000 Adjusted EBIT, unless (i) such action is consented to by Keller acting for and on behalf of the Seller Group (which consent shall not be unreasonably withheld or delayed), or (ii) reasonable and appropriate modifications to account for such material adverse effect are made to the computation of the 2000 Adjusted EBIT and the related provisions of this Section
5.2. Any action consented to or taken by Keller in his capacity as a shareholder of Pacer or an officer or employee of the Purchaser shall be deemed to have been consented to by Keller acting for and on behalf of the Seller Group for purposes of this Section 5.2.
        -----------

          (a)  Delivery of 2000 Income Statement. As soon as practicable after
               ---------------------------------
December 31, 2000, the Purchaser shall prepare and deliver to the Companies (i) a statement of income (the "2000 Income Statement") for the Purchaser for the
                            ---------------------
period from (and including) the Closing Date through (and including) December 31, 2000, and (ii) a certificate from an executive officer of the Purchaser setting forth the Purchaser's calculation of the 2000 Adjusted EBIT (as defined on and computed in accordance with Annex II). The 2000 Income Statement shall be
                                   --------
prepared in accordance with GAAP applied on a basis consistent with the preparation of the Audited Balance Sheet. The certificate deliverable by the Purchaser to the Companies pursuant to clause (ii) of the first sentence of this
Section 5.2(a) is called the "Purchaser's 2000 Income Certificate" in this
--------------                -----------------------------------
Agreement.

          (b)  Review and Final Determination of 2000 Adjusted EBIT. The
               ----------------------------------------------------
Companies shall be entitled to review and, if applicable, object to the 2000 Income Statement and the Purchaser's 2000 Income Certificate for a period of forty-five (45) days following the Companies' receipt of the same. The 2000 Income Statement and the 2000 Adjusted EBIT set forth in the Purchaser's 2000 Income Certificate shall become final and binding upon the parties hereto on the forty-sixth day following delivery thereof to the Companies unless the Companies give written notice to the Purchaser of their disagreement therewith (a "Section
                                                                        --------
5.2 Notice of Disagreement") prior to such date. Any Section 5.2 Notice of
--------------------------
Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Section 5.2 Notice of Disagreement is received by the Purchaser, then the 2000 Income Statement and the 2000 Adjusted EBIT set forth in the Purchaser's 2000 Income Certificate (as revised in accordance with clause
(x) or (y) below) shall become final and binding upon the parties hereto on the earlier of (x) the date on which the Purchaser and the Companies' resolve in writing any differences they have with respect to any and all matters specified in the Section 5.2 Notice of Disagreement or (y) the date on which any and all matters in dispute are finally resolved in writing by the Arbitrating Accountants. The date on which the 2000 Income Statement and the 2000 Adjusted EBIT so become final and binding pursuant to this Section 5.2(b) is called the
                                                  --------------
"Section 5.2 Final Determination Date."  During the thirty (30) days immediately
-------------------------------------
following the delivery of any Section 5.2 Notice of Disagreement, the Purchaser and the Companies shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Section 5.2 Notice of Disagreement. At the end of such thirty-day period, the Companies and the Purchaser shall submit to the Arbitrating Accountants for their review and resolution any and all matters which remain in dispute and which were included in any Section 5.2 Notice of

Disagreement as well as their respective calculations of the 2000 Adjusted EBIT, in each case revised as such party deems necessary or appropriate at the time of such submission. The parties shall each use their respective commercially reasonable efforts to cause the Arbitrating Accountants to reach a final, binding resolution of the matters which remain in dispute and to provide their own calculation of the 2000 Adjusted EBIT, whereupon that calculation of the 2000 Adjusted EBIT submitted to the Arbitrating Accountants by either the Purchaser or the Companies that is closest to the Arbitrating Accountants' calculation thereof shall be the final calculation of the 2000 Adjusted EBIT for all purposes of this Agreement. The Arbitrating Accountants' resolution of such dispute and calculation of the 2000 Adjusted EBIT shall be (i) in writing, (ii) furnished to the Purchaser and the Companies as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (iii) made in accordance with this Agreement and (iv) in the absence of manifest error or fraud, conclusive and binding upon the parties to this Agreement. The 2000 Income Statement and the 2000 Adjusted EBIT, as determined by the Arbitrating Accountants, shall become final and binding on the parties hereto on the date the Arbitrating Accountants deliver their final resolution to the parties. The parties shall endeavor in good faith to cause the Arbitrating Accountants to so deliver their final determination within 180 days after December 31, 2000. Each party shall pay its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the 2000 Income Statement and the determination of the 2000 Adjusted EBIT and in connection with any such arbitration; provided, however, that the fees and
                                      --------  -------
disbursements of the Arbitrating Accountants shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller Group.

          (c)  Note Portion Adjustments and Payment. Upon the final
               ------------------------------------
determination of the 2000 Adjusted EBIT pursuant to this Section 5.2:
                                                         ------------

               (i) if the 2000 Adjusted EBIT as finally determined pursuant to this Section 5.2 is less than the greater of (x) $5,391,000 and (y) the
          -----------
     final 1999 Adjusted EBIT, then the Note Portion shall not be adjusted pursuant to this Section 5.2 and the Seller Notes issued at the Closing (as
                      -----------
     adjusted pursuant to Section 5.1, if applicable) shall remain unchanged and
                          -----------
     in full force and effect in accordance with their original terms; or

               (ii) if the 2000 Adjusted EBIT as finally determined pursuant to this Section 5.2 is greater than the greater of (x) $5,391,000 and (y) the
          -----------
     final 1999 Adjusted EBIT, then the Note Portion shall be increased by six dollars ($6.00) for each one dollar ($1.00) by which the final 2000 Adjusted EBIT is greater than $5,391,000 or the final 1999 Adjusted EBIT (whichever is greater) (provided, however, that the Note Portion shall not in any event be increased pursuant to this Section 5.2 to an aggregate
                                                -----------
     amount greater than $5,000,000), and the Purchaser shall issue and deliver to each Company a new Seller Note dated as of the Closing Date (with interest thereon calculated as of the Closing Date) reflecting such increased Note Portion against receipt from such Company of its Seller Note issued at the Closing (or thereafter pursuant to Section 5.1(c), if
                                                      --------------
     applicable), for cancellation by the Purchaser.

     (d) Adjustment Regarding Collections of Bad Debt.  If after the
         --------------------------------------------
adjustments, if any, of the Note Portion pursuant to Sections 5.1 and 5.2, the
                                                     ------------     ---
final Note Portion is less than $5,000,000 (such deficiency being called the "Note Portion Deficiency" in this Agreement), then the Purchaser shall use its
------------------------
commercially reasonable efforts during the period commencing on the date of the final determination of the 2000 Adjusted EBIT and ending on December 31, 2001, to collect from the applicable account debtors those specifically identified accounts receivable of the Companies' that were written off as bad debt against the Companies' combined income from operations at the time of, and in connection with, the computation of the combined "Adjusted EBIT" of the Companies for 1998 and the 1999 Adjusted EBIT and those specifically identified accounts receivable of the Purchaser, if any, that were written off as bad debt against the Purchaser's income from operations at the time of, and in connection with, the computation of the 2000 Adjusted EBIT, and the Purchaser shall pay all amounts collected in full or partial satisfaction of such accounts receivable over to the Companies up to an aggregate amount equal to the Note Portion Deficiency. If any account debtor of the Purchaser who is also an account debtor with respect to any such accounts receivable makes any payment to the Purchaser that is not specifically identified to any particular account receivable, such payment shall be applied to the accounts receivable owing from such account debtor in the Purchaser's reasonable discretion.

                                  ARTICLE VI

                    POST-CLOSING WORKING CAPITAL ADJUSTMENT

6.1  Delivery of Closing Balance Sheet.
     ---------------------------------

     As soon as practicable following the Closing Date, the Purchaser shall prepare and deliver to the Companies a combined balance sheet (the "Closing
                                                                    -------
Balance Sheet") of the Business reflecting the financial position of the
-------------
Business as of the close of business on the Closing Date and a statement (the "Final Net Working Capital Statement") setting forth the computation of the
------------------------------------
Final Net Working Capital as of the close of business on Closing Date, which statement shall be prepared in accordance with GAAP applied on a basis consistent with the Audited Balance Sheet (to the extent that GAAP was properly applied), together with a notice (the "Purchaser's Notice of Adjustment")
                                       --------------------------------
setting for its proposed adjustment, if any, of the Purchase Price as contemplated hereby; provided, however, that assets, liabilities, gains, losses,
                     --------  -------
revenues and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions and procedures) will be determined, for purposes of the Closing Balance Sheet, through full application of the conventions and procedures used in preparing the Audited Balance Sheet, to the extent such conventions or procedures were applied in accordance with GAAP. As used in this Agreement, the "Final Net Working Capital" shall be determined in accordance
                -------------------------
with this Section 6.1 and shall mean the total current assets minus the total
          -----------
current liabilities of the Business set forth on the Closing Balance Sheet (excluding the effect (including the Tax effect) of any act, event or transaction occurring after the Closing on the Closing Date and not in the ordinary course of the Business).

6.2  Review and Final Determination of Final Net Working Capital.
     -----------------------------------------------------------

     The Companies shall be entitled to review and, if applicable, object to the Purchaser's Notice of Adjustment for a period of forty five (45) days following the Companies' receipt of the same. The Purchaser's Notice of Adjustment shall become final and binding upon the parties hereto on the forty-sixth day following delivery thereof unless the Companies give written notice to the Purchaser of their disagreement therewith (a "Working Capital Notice of
                                              -------------------------
Disagreement") prior to such date.  Any Working Capital Notice of Disagreement
------------
shall specify in reasonable
detail the nature of any disagreement so asserted. If a timely Working Capital Notice of Disagreement is received by the Purchaser, then the Final Net Working Capital set forth therein (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties hereto on the earlier of
(x) the date on which the Purchaser and the Companies' resolve in writing any differences they have with respect to any and all matters specified in the Working Capital Notice of Disagreement or (y) the date on which any and all matters in dispute are finally resolved in writing by the Arbitrating Accountants. The date on which the Final Net Working Capital becomes final and binding pursuant to this Section 6.2 is called the "Working Capital Final
                                                    ---------------------
Determination Date." During the thirty (30) days immediately following the
------------------
delivery of any Working Capital Notice of Disagreement, the Purchaser and the Companies shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Working Capital Notice of Disagreement. At the end of such thirty-day period, the Companies and the Purchaser shall submit to the Arbitrating Accountants for their review and resolution any and all matters which remain in dispute and which were included in any Working Capital Notice of Disagreement as well as their respective calculations of the Final Net Working Capital, revised as such party deems necessary or appropriate at the time of such submission. The Arbitrating Accountants shall be required to reach a final, binding resolution of the matters which remain in dispute and provide their own calculation of the Final Net Working Capital, whereupon that calculation of the Final Net Working Capital submitted to the Arbitrating Accountants by either the Purchaser or the Companies that is closest to the Arbitrating Accountants' calculation thereof shall be the final calculation of the Final Net Working Capital. The Arbitrating Accountants' resolution of such dispute and calculation of the Final Net Working Capital shall be (a) in writing, (b) furnished to the Purchaser and the Companies as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (c) made in accordance with this Agreement and
(d) in the absence of manifest error or fraud, conclusive and binding upon the parties to this Agreement. The Final Net Working Capital, as determined by the Arbitrating Accountants, shall become final and binding on the parties hereto on the date the Arbitrating Accountants delivers their final resolution to the parties. The parties shall endeavor in good faith to cause the Arbitrating Accountants to so deliver their final determination within 180 days after the Closing Date. Each party shall pay its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to determination of the Final Net Working Capital; provided, however,
                                                            --------  -------
that the fees and disbursements of the Arbitrating Accountants shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller Group.

6.3  Adjustment of Purchase Price; Payments.
     --------------------------------------

          (a) If the Final Net Working Capital is less than $4,630,000 (the amount of such deficit being referred to herein as the "Overpayment Amount"),
                                                        ------------------
then, within five (5) Business Days following the Working Capital Final Determination Date, the Seller Group shall pay to the Purchaser, in cash, the Overpayment Amount. The Cash Portion of the Purchase Price shall be deemed to be decreased by the Overpayment Amount, if applicable.

          (b) If the Final Net Working Capital is greater than $4,630,000 (the amount of such excess being referred to herein as the "Underpayment Amount"),
                                                       -------------------
then subject to the following provisions of this Section 6.3(b), the Purchaser
                                                 --------------
shall pay such Underpayment Amount to the Seller Group, in cash, at the times and in the manner contained in this Section 6.3(b). The Purchaser's obligation
                                    --------------
to pay the Underpayment Amount to the Seller Group hereunder shall be subject to (i) the Purchaser collecting in full the accounts receivable of the Companies reflected on the Closing Balance Sheet (with the Purchaser's collections of any accounts receivable classified as "bad debt" being credited to such collections of accounts receivable for purposes of this clause (i)) and
(ii) the Purchaser not having assumed from the Companies as of the Closing Date or otherwise becoming liable for any additional accounts payable or accrued expenses or other current liabilities existing as of the Closing Date and not reflected on the Closing Balance Sheet. Subject to the immediately preceding sentence, as promptly as practicable after the Purchaser has collected that portion of the accounts receivable of the Companies reflected on the Closing Balance Sheet that results in the Purchaser having realized net working capital as of the Closing of $4,630,000, the Purchaser shall pay over to the Seller Group amounts subsequently collected on the remaining accounts receivable of the Companies that are reflected on the Closing Balance Sheet. The Cash Portion of the Purchase Price shall be deemed to be increased by the amount of the Underpayment Amount actually paid to the Seller Group hereunder.

          (c) If the Final Net Working Capital is equal to $4,630,000 then no adjustment to the Purchase Price shall be made, and neither the Seller Group nor the Purchaser shall be obligated to make any payment to the other under this Section.

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES
                              OF THE SELLER GROUP

     Each of the Companies, the Shareholders, Keller and Uchida jointly and severally represents and warrants to the Purchaser as set forth below.

7.1  Organization, Power, Authority and Good Standing.
     ------------------------------------------------

     Each Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. Each Company is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 7.1, which
                                                   ------------
constitute all the jurisdictions in which the character of the property owned, leased or operated by such Company or the nature of the business or activities conducted by such Company makes such qualification necessary. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of each Company, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder. Except as set forth on Schedule 7.1, no Company has (a) engaged in any business or activity
         ------------
other than the Business or (b) used within the last five (5) years any trade name or assumed names other than its corporate name set forth in the caption to this Agreement.

7.2  Authority; Authorization, Execution and Delivery; Enforceability.
     ----------------------------------------------------------------

          (a) Each Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Each Company's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by such Company of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of such Company (including its Board of Directors and all committees thereof and its shareholders). Each of this Agreement and the Related Documents to which each respective Company is or will be a party has been, or upon such Company's execution thereof will be, duly and validly executed and delivered by such Company and constitutes, or upon such Company's execution and delivery thereof will constitute, the valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b)  Except as set forth on Schedule 7.2, neither the execution and
                                      ------------
delivery by any Company of, nor the performance of their obligations under, this Agreement and each Related Document to which they are or will be a party, nor the consummation by any Company of the transactions contemplated hereby or thereby, nor the compliance by any Company with any of the provisions hereof and thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of any Company's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which any Company is a party, or by which any Company or its assets may be bound, or (iii) violate any Law applicable to any Company.

7.3  Consents.
     --------

     Except as set forth on Schedule 7.3, no Permit, authorization, consent or
                            ------------
approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, or as a result of, any Company's execution, delivery and performance of this Agreement and the Related Documents to which they are or will be a party and the consummation of the transactions contemplated hereby or thereby (including the Financing).

7.4  Capitalization.
     --------------

     The authorized capital stock of each Company is set forth on Schedule 7.4,
                                                                  ------------
which schedule also sets forth the total number of outstanding shares of each Company. All such outstanding shares disclosed on Schedule 7.4 are duly and
                                                   ------------
validly issued and outstanding, fully paid and non-assessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Shareholders in the respective amounts set forth on such
Schedule 7.4, without Encumbrance.  Except as set forth on Schedule 7.4, there
------------                                               ------------
are no Contracts, commitments, arrangements, understandings or restrictions relating in any way to any shares of capital stock or other securities of any Company, including voting trusts or other similar agreements or understandings with respect to the voting of any Company's capital stock or share capital, to which any Company, the Shareholders or any other Person is bound.

7.5  Subsidiaries; Investments.
     -------------------------

     Except as set forth on Schedule 7.5, no Company owns or holds, directly or
                            ------------
indirectly, any equity interest or debt obligation (excluding accounts receivable arising in the ordinary course of the Business, consistent with past practice) of any other Person.

7.6  Financial Information.
     ---------------------

          (a)  Schedule 7.6 attached hereto contains (or, in the case of the
               ------------
Audited Financial Statements referred to in Section 7.6(a)(ii), as of the
                                            ------------------
Closing will contain) (i) true, correct and complete copies of the following:

               (i) the unaudited combined balance sheet of the Companies as of December 31, 1997, including any and all footnotes thereto (the foregoing being hereinafter called the "Unaudited Historical Financial
                                             ------------------------------
     Statement");
     ---------

               (ii)  the audited combined balance sheet of the Companies as of December 31, 1998 (the "Audited Balance Sheet"; and such date being the
                                ---------------------
     "Audited Balance Sheet Date"), and the related audited combined statements
     ---------------------------
     of income, stockholders' equity and cash flows of the Companies for the fiscal years then ended, including the footnotes thereto, as audited by PricewaterhouseCoopers, LLP (all of foregoing, together with the report of such audit, being hereinafter collectively called the "Audited Financial
                                                            -----------------
     Statements");
     ----------

               (iii) the unaudited combined balance sheet of the Companies as of September 30, 1999 (the "Latest Balance Sheet"; and such date being
                                    --------------------
     the "Latest Balance Sheet Date"), and the unaudited combined statements of
          --------------------------
     income of the Companies for the fiscal year-to-date period then ended, including any and all footnotes thereto (all of the foregoing, including the Latest Balance Sheet, being hereinafter collectively referred to as the "Unaudited Latest Financial Statements"; and the Unaudited Historical
      -------------------------------------
     Financial Statement, the Audited Financial Statements and the Unaudited Latest Financial Statements collectively, the "Financial Statements"); and
                                                    --------------------

               (iv) the unaudited pro forma combined balance sheet of the Companies as of September 30, 1999, which gives effect to the purchase of the Purchased Assets and the assumption of the Assumed Liabilities as if completed on September 30, 1998, and the unaudited pro forma combined Statements of Operations of the Companies for the year ended December 31, 1998, and for the nine-month period ended September 30, 1999, each of which gives effect to the purchase of the Purchased Assets and the assumption of the Assumed Liabilities as if completed on January 1, 1998 (collectively, the "Pro Forma Statements").
          --------------------

          (b) The Financial Statements (i) are true, complete and correct, (ii) fairly present the combined financial position of the Companies as of the dates indicated and the combined results of operations of the Companies for the periods indicated, (iii) are in accordance with the books and records of the Companies, which have been maintained in a manner consistent with historical practice, and (iv) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject in the case of the Unaudited Historical Financial

Statement and the Unaudited Latest Financial Statements to (A) the absence of any footnotes that may be required by GAAP and (B) normal year-end adjustments that are not material individually or in the aggregate).

          (c) The Pro Forma Statements (i) are true, complete and correct, (ii) fairly present the combined results of operations of the Companies for the periods indicated on such pro forma basis, (iii) are in accordance with the books and records of the Companies, which have been maintained in a manner consistent with historical practice, and (iv) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby.

          (d)  Schedule 7.6 attached hereto also contains a true, correct and
               ------------
complete summary of all accounts payable, accrued expenses and accounts receivable of the Company and its Subsidiaries as of the most recent practicable date prior to the date hereof, which schedule sets forth the name of the account debtor (in the case of accounts receivable) or account creditor (in the case of accounts payable) and the amount owed by such account debtor or owing to such account creditor (identifying the portion of such amount that is current, 30, 60, 90 and more than 90 days past due).

7.7  Absence of Undisclosed Liabilities.
     ----------------------------------

     Except as disclosed on Schedule 7.7, no Company has any Liability except
                            ------------
(a) to the extent expressly reflected or reserved against on the Latest Balance Sheet, (b) Liabilities under Contracts (except resulting from any breach or violation thereof or default thereunder) and (c) Liabilities incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date (other than any such Liability arising from any breach or violation of, or default under, any contract, or arising from any breach of warranty, tort, infringement, or violation of any Law or Proceedings). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) of or affecting any Company which are not adequately provided for or disclosed on the Latest Balance Sheet or in the notes thereto. No Company has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

7.8  Absence of Changes.
     ------------------

     Since the Latest Balance Sheet Date, except as set forth on Schedule 7.8,
                                                                 ------------
each Company has been operated in the ordinary course of business, consistent with past practice, and there has not been:

          (a) any event or condition which has resulted in or could reasonably be expected to result in an adverse change in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers or suppliers, or prospects of any Company, or any casualty loss or damage to the assets of any Company, whether or not covered by insurance (a "Material Adverse Change");
              -----------------------

          (b) any declaration, setting aside or payment of any distribution with respect to any shares of capital stock of any Company, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature directly or indirectly to or for the benefit of any Shareholder or Affiliate of any Company (whether or not on or with respect to any shares of capital stock of such Company owned by such Shareholder or Affiliate) other than salaries and benefits paid in the usual and ordinary course of business;

          (c) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of any Company, or any increase in or prepayment of any such compensation payable or to become payable to any officer, director or key employee;

          (d) any acquisition or disposition of assets or properties other than the sale or other disposition of inventories for fair value in the ordinary course of business;

          (e) any agreement or commitment on the part of any Company to merge, amalgamate or consolidate with or into, or otherwise acquire, any other Person or division thereof;

          (f) any change in depreciation or amortization policies or rates previously adopted, any change in income or expense recognition or bad debt reserve, write-down or write-off policies previously adopted, any write-up or write-down of inventory or other assets or any other change in other accounting or in tax reporting or methods or practices followed by any Company;

          (g) any change in the manner in which products or services of any Company is marketed (including any change in prices), any change in the manner in which any Company extends discounts or credit to customers or any change in the manner or terms by which any Company collects accounts receivable;

          (h) any failure by any Company to make scheduled capital expenditures or investments or any failure to pay trade accounts payable or any other Liability of such Company when due; or

          (i) any agreement (other than this Agreement and the Related Agreements), whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (a) through (i).

7.9   Tax Matters.
      -----------

          (a)  Except as set forth on Schedule 7.9(a), each Company and each
                                      ---------------
other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code of which any Company is or has been a member:

             (iii) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                    (i) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

                    (ii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (b) Each Company has previously delivered to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of such Company for all completed Tax years of such Company that remain open for audit or review by the relevant Taxing authority. All such Tax Returns were complete and correct.

          (c)  Except as set forth in Schedule 7.9(c):
                                     ---------------

            (iv) no Company has been notified by the Internal Revenue Service or any other Taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other Taxing authority in connection with any Tax Return of such Company, there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to such Company;

            (v) full and adequate provision has been made (A) on the Latest Balance Sheet for all Taxes payable by each Company for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of each Company for all Taxes payable by such Company for all periods beginning on or after the Latest Balance Sheet Date;

            (vi) no Company has incurred any Tax Liability from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business consistent with previous years and past practices;

            (vii) no Company (A) is, and has made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code and (B) is, and has been, a "personal holding company" within the meaning of
      Section 542 of the Code;

            (viii) the Company has complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

            (ix) no Company is, and has ever been, a party to any Tax sharing, indemnity or similar agreement with any Person;

            (x) no Company has incurred any Liability to make or possibly make any payments, either alone or in conjunction with any other payments, that:

                         (A) are non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law) or

                         (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

            (viii) no Company has agreed to, and is not required to, make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of any Company;

            (ix) no claim has ever been made by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

            (x)     each Company has made an election under the provisions of
      Section 1362(a) of the Code to be taxed as an S Corporation and each of Conex, MSL and Jupiter, since April 1, 1990, February 16, 1996 and June 1, 1998, respectively, has been and each Company continues to be, taxed as an S Corporation for federal income tax purposes for each of such taxable periods and has made a corresponding election under the Tax laws of each of the states in which it does business for each of such taxable years, and such elections have been accepted and not challenged by the Internal Revenue Service or any other Taxing authority; and/1/

            (xi) no Company is a foreign Person within the meaning of Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Purchaser has been furnished with a true and accurate certificate from each Company so stating which complies in all respects with Section 1.1445-2(b)(1) of such rules and regulations.

7.10  Title to Assets, Properties and Rights and Related Matters.
      ----------------------------------------------------------

          (a) The Companies have good and marketable title (or a valid leasehold interest) to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except for property sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date in the ordinary course of business), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 7.10 and Permitted Encumbrances. Such assets
                          -------------
are in good operating condition and repair (normal wear and tear excepted), are sufficient to operate the Business as presently conducted and as presently proposed to be conducted, are suitable for the uses for which they are used in the Business, are not subject to any condition which materially interferes with the economic value or use thereof. With respect to any leased assets, such assets are in such condition as to permit the surrender thereof to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated on the date hereof in the ordinary course of business. All tangible personal property is located on the premises of the Companies listed on Schedule 7.11(a).
                                    ----------------

__________________
/1/   S corporation status of each Company to be confirmed by Keller.

7.11  Real Property-Owned or Leased.
      -----------------------------

          (a)  Schedule 7.11(a) contains a list of all of the real property
               ----------------
owned, leased, subleased or otherwise occupied by the Companies. The description of each parcel of real property subject to one or more leases (the "Leased
                                                                    ------
Property") includes the names of the lessor and the lessee and the basic terms thereof. The lease rate charged to each Company for each parcel of Leased Property that is leased by such Company from an Affiliate is not greater than the fair market value rental that would be obtained by such Company in an arms' length transaction with an unaffiliated third party. Such real property listed on Schedule 7.11(a) constitutes all real property used or occupied by the
   ----------------
Companies in connection with the Business.

          (b)  With respect to the real property, except as set forth on
Schedule 7.11(b):
----------------
            (xi) no portion thereof is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and, to the Best Knowledge of the Companies, there is no threatened condemnation or Proceeding with respect thereto;

            (xii) the physical condition of the property is sufficient to permit the continued conduct of the Business as presently conducted and as presently proposed to be conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

            (xiii) the Companies are the fee owner or owner and holder of all the leasehold estates purported to be granted by such leases, as applicable;

            (xiv) there are no Contracts, written or oral, to which the Companies or any of their respective Affiliates is a party, granting to any party or parties the right of use or occupancy of any portion of real property;

            (xv) there are no parties (other than the Companies) in possession of the real property; and

            (xvi) no notice of any increase in the assessed valuation of any real property and no notice of any contemplated special assessment has been received by any Company, and to the Best Knowledge of the Companies, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any real property.

7.12  Intellectual Property.
      ---------------------

          (a)  Except in each case as set forth on Schedule 7.12(a):
                                                   ----------------

                    (i) each Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights used in, necessary or required for the conduct of the Business as presently conducted (collectively, the "Owned Requisite Rights"), other than those
                          ---------------------
      Intellectual Property Rights for which such Company has a valid license, all of which are listed on Schedule 7.12(a) (collectively, the "Licensed
                                                                      --------
      Requisite Rights"; and together with the Owned Requisite Rights, the
      ----------------
      "Requisite Rights"), and such rights to use, sell, license, dispose of
       ----------------
      and bring actions are exclusive with respect to the Owned Requisite Rights (including the names "Conex", "MSL" and "Jupiter");

                    (ii) no Company has granted any Person the right to use any of the Owned Requisite Rights;

                    (iii) each Company has taken all commercially reasonable and practicable steps designed to safeguard and maintain (A) the secrecy and confidentiality of confidential or proprietary information and (B) the proprietary rights of such Company in all of its Requisite Rights;

                    (iv) no Company has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition or received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person; and

                    (v) no Company has sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of such Company by such other Person or any acts of unfair competition by such other Person, nor, to the Best Knowledge of the Companies, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

          (b)  Schedule 7.12(b) contains a true and complete list of all
               ----------------
applications, filings and other formal actions made or taken pursuant to any Laws by each Company to perfect or protect their respective interests in its Intellectual Property Rights, including all patents, patent applications, trademarks, trademark applications, service marks and service mark applications.

7.13  Agreements, No Defaults, Etc.
      -----------------------------

          (a)  Schedule 7.13(a) contains a true and complete list and brief
               ----------------
description of all Contracts to which each Company is a party and (x) which were entered into or made outside the ordinary course of business, consistent with past practice, or (y) which were entered into or made in the ordinary course of business, consistent with past practice, and are described in Section 7.13(a)(i)
                                                              ------------------
through (xiii).  Except as set forth on Schedule 7.13(a), no Company is a party
        ------                          ----------------
to any of the following Contracts:

                    (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other Contract relating to the payment of a commission;

                    (ii) Contract for the employment of any officer, employee or consultant or any other type of Contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;

                    (iii) indenture, mortgage, promissory note, loan agreement, pledge agreement, conditional sale, guaranty or other Contract for the borrowing of money, for a line of credit or for a Capital Lease;

                    (iv) Contract for charitable contributions in excess of $5,000 individually or $10,000 in the aggregate;

                    (v) Contract for capital expenditures in excess of $10,000 individually or $50,000 in the aggregate;

                    (vi) agreement or arrangement for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business at normal profit margins;

                    (vii) lease or other agreement pursuant to which it is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person with a value in excess of $10,000 individually or $50,000 in the aggregate;

                    (viii) Contract with respect to the lending or investing of funds;

                    (ix) Contract with respect to any form of intangible property, including any Intellectual Property Rights;

                    (x) Contract which restricts any Company from engaging in any aspect of the Business or any other business anywhere in the world;

                    (xi) Contract or group of related Contracts with the same Person or group of Affiliated Persons (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered or unperformed balance or portion thereof (including the aggregate undelivered or unperformed balance or portion under any such Contracts between the same Person and the Company) has a selling price in excess of $50,000;

                    (xii) agreement for the acquisition or disposition of a Person or a division of a Person made within the preceding five years (whether or not such acquisition or disposition was consummated); or

                    (xiii) other Contract material to the Business.

          (b)  The Contracts disclosed on Schedule 7.4, the leases (and any
                                          ------------
other Contracts) disclosed on Schedule 7.11(a), the licenses (and any other
                              ----------------
Contracts) disclosed on Schedule 7.12(a), the insurance policies (and any other
                        ----------------
Contracts) disclosed on Schedule 7.16(a), the Company Employee Plans (and any
                        ----------------
other Contracts) disclosed on Schedule 7.18(a) and the Contracts disclosed on
                              ----------------
Schedule 7.21 are incorporated by reference onto Schedule 7.13(a), and the
-------------                                    ----------------
Contracts described in Section 7.13(a) together with the other Contracts so
                       ---------------
incorporated by reference onto Schedule 7.13(a) are collectively called the
                               ----------------
"Material Contracts."
 ------------------

          (c) All Material Contracts are in full force and effect, constitute legal, valid and binding obligations of the respective Company party thereto and to the Best Knowledge of the Companies the other parties thereto, and are enforceable in accordance with their terms against the respective Company party thereto and to the Best Knowledge of the Companies against the other parties thereto, in each case subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each Company has performed all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the respective Company party thereto or to the Best Knowledge of the Companies any other party to any of the Material Contracts of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all written Material Contracts and Schedule 7.13(a) (including by incorporated reference) contains
              ----------------
complete descriptions of all oral items listed on Schedule 7.13(a) (including by
                                                  ----------------
incorporated reference).

          (d)  Schedule 7.13(d) contains a true and complete list of all Funded
               ----------------
Indebtedness of the Companies, all of which is to be repaid in full on or prior to the Closing Date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the lender and the name of the respective borrower and any other Person which directly or indirectly guaranteed such debt.

7.14  Litigation, Etc.
      ----------------

          (a)  Except as disclosed on Schedule 7.14(a) and except for workers'
                                      ----------------
compensation claims made in the ordinary course of business and consistent (in frequency and cost) with past practices, there are no (i) Proceedings pending or, to the Best Knowledge of the Companies, threatened against any Company, whether at law or in equity, whether civil or criminal in nature or before or by any Governmental Entity or arbitrator, nor, to the Best Knowledge of the Companies, does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against any Company. Each Company has delivered to the Purchaser all material documents and correspondence relating to such matters referred to on Schedule 7.14(a).
                                                       ----------------

          (b)  Schedule 7.14(b) lists each matter that (i) resulted in any
               ----------------
criminal sanctions against any Company or (ii) was in existence within the last five years and resulted in payments in excess of $10,000 by any Company (whether as a result of a judgment, civil fine, settlement or otherwise).

7.15  Compliance with Laws.
      --------------------

      Each Company (a) has complied, and is in compliance, with all Laws, Orders and Permits applicable to it and the Business and (b) has all Permits used or necessary in the conduct of the Business. Such Permits are listed on Schedule
                                                                      --------
7.15 and are in full force and effect, no violations with respect to any thereof
----
have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Companies, threatened to revoke or limit any thereof. No investigation or review by any Governmental Entity with respect to any Company is pending or, to the Best Knowledge of the Companies, threatened, nor has any Governmental Entity notified any Company of its intention to conduct the same. To the Best Knowledge of the Companies, there is no proposed change in any applicable Law which would require any Company to obtain any Permits not set forth on Schedule 7.15 in order to conduct the Business as presently conducted
         -------------
and as presently proposed to be conducted. No Company has received any written opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability which may be material to its business, financial condition, operations, property or affairs. No Company is aware of any proposed Law which would prohibit or restrict such Company from, or otherwise materially adversely affect the Company in, conducting the Business in any jurisdiction in which it is now conducting business or currently proposes to conduct business.

7.16  Insurance.
      ---------

          (a)  Schedule 7.16(a) contains a true and complete list of all
               ----------------
policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and other forms of insurance held by or on behalf of the Companies (specifying the insurer, amount of coverage, basis of coverage (i.e. "occurrence" or "claims made" basis), type of insurance, policy number and any pending claims thereunder). Each Company is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Business is conducted and the properties of the Companies are located, under policies of such types and in such amounts as are customarily carried by such Persons.

          (b)  Except as set forth on Schedule 7.16(b), with respect to each
                                      ----------------
policy of insurance listed on Schedule 7.16(a): (i) all premiums with respect
                              ----------------
thereto are currently paid and are not subject to adjustment, and no Company is in default in any respect with respect to its obligations under such policy, and no basis exists that would give the insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under such policy that could be expected to cause an increase in the insurance rates of any Company, and no facts or circumstances exist that might reasonably be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and (iii) no Company has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or that the premium on such policy shall be increased on the renewal thereof.

7.17  Labor  Relations; Employees.
      ---------------------------

          (a)  Schedule 7.17(a) sets forth a list of all directors, officers and
               ----------------
key employees of each Company as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, bonuses and commissions) and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, Schedule
                                                                      --------
7.17(a) indicates the nature of such leave of absence and such employee's
-------
anticipated date of return to active employment. No key employee listed on
Schedule 7.17(a) has given any Company notice and, to the Best Knowledge of the
----------------
Companies, none of the key employees listed on Schedule 7.17(a) has any plans or
                                               ----------------
intends to terminate his employment or engagement with such Company. No former key employee has left the service of any Company within the last six (6) months.

          (b)  Schedule 7.17(b) sets forth the aggregate number of employees,
               ----------------
other non-supervisory personnel, independent contractors and owner/operators that work for any Company, specifying in the case of each such Company the number that belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement, identified by terminal location or facility.

          (c)  Except as set forth on Schedule 7.17(c), (i) each Company
               ----------------
generally enjoys good relations with all of its employees, and there is no labor strike, dispute or grievance, or work slowdown or stoppage actually pending or, to the Best Knowledge of the Companies, threatened against or involving any Company, and (ii) no Company is a party to or bound by any collective bargaining agreement, union contract or similar agreement, no such agreement is currently being negotiated by any Company, no labor union has taken any action with respect to organizing the employees of any Company and no representation question exists with respect to any such employees.

          (d) Each Company and its ERISA Affiliates has complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Employee Benefit Plans, workers' compensation, unemployment, equal opportunity, collective bargaining and the payment of social security and other taxes.

          (e)  Schedule 7.17(e) sets forth a true, correct and complete list of
               ----------------
any and all unfair labor practice charges or other proceedings before the National Labor Relations Board, Equal Opportunity Employment Commission charges, employment discrimination lawsuits, wrongful discharge lawsuits, Occupational Safety and Health Administration citations and litigation, wage and hour charges and litigation and employment related litigation which are presently pending, or to the Best Knowledge of the Companies threatened at law or in equity, involving any Company. Such schedule also sets forth a true, correct and complete list of those Proceedings falling within the above categories which have been settled or otherwise disposed of within the previous two (2) years.

          (f)  Except as set forth in Schedule 7.17(f), no Company is a joint
                                      ----------------
employer or alter ego, as construed under the National Labor Relations Act, as amended, with or of any of its suppliers, distributors, customers or other Persons with which it has any contractual arrangement, including any owner/operator with whom any Company has a contractual relationship or any other Person with which any Company has a leasing arrangement (collectively referred to for the purposes of this Section 7.17(f) as "Third Parties") and no Third
                            ---------------     -------------
Parties are alter egos of any Company. No Company (i) exercises management power or authority over the operations or personnel of any Third Party, (ii) supervises the employees of any Third Party or (iii) is responsible for, or has the authority to establish, implement or effectively recommend the labor relations or employment policies or actions, including wages, hours, working conditions or any terms of employment, for any employee of any Third Party. There is no interchange of personnel, no common boards of directors and no common officers, managers or employees between any Company and any Third Party. No Company provides any administrative services for any Third Party which is not required by law or which is not provided in a bona fide, arms'-length transaction at fair market value. Any administrative services provided by any Company for any Third Party have been detailed in Schedule 7.17(f).
                                                  ----------------

          (g) The Companies' contractual agreements with owner/operators and independent contractors establish a bona fide arrangement where such individuals are independent contractors to, and not employees of, any Company and there are no disputes, claims, charges or allegations pending or to the Best Knowledge of the Companies, threatened at law or in equity before any court, agency or other governmental or regulatory authority or entity in any form, which challenges the independent contractor nature of such agreements other than those set forth in
Schedule 7.17(g).
----------------

7.18  ERISA Compliance.
      ----------------

          (a)  Schedule 7.18(a) contains a true, complete and correct list of
               ----------------
all Employee Benefit Plans of the Companies (collectively, the "Company Employee
                                                                ----------------
Plans") (i) that cover any employees, contract employees or former employees of
-----
the Companies or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by any Company or (B) with respect to which any Company is obligated to contribute or has any Liability, or (ii) with respect to which any Company has any Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of any Company.

          (b)  Except as set forth on Schedule 7.18(b), with respect to each
                                      ----------------
Company Employee Plan:

                    (i) such Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

                    (ii) all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Companies and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

                    (iii) there is no unfunded Liability relating to such Company Employee Plan which is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Companies;

                    (iv) none of the Companies or their ERISA Affiliates, nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Company Employee Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any tax or penalty imposed under
      Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

                    (v) no Proceedings (other than routine claims for benefits) are pending or, to the Best Knowledge of the Companies, threatened against or relating to such Company Employee Plan or any fiduciary thereof, and there is, to the Best Knowledge of the Companies, no basis for any such Proceeding against such Company Employee Plan;

                    (vi) such Company Employee Plan, if intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue

     Service to be so qualified and the related trusts are exempt from Tax under
     Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption;

           (vii) except as may be required under Laws of general application, no such Company Employee Plan obligates any Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

           (viii) each such Company Employee Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in compliance with COBRA and HIPAA, including
      -------
     all notice requirements, and no tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

           (ix) neither any Company nor any ERISA Affiliate thereof is or has ever maintained or been obligated to contribute to a Multiemployer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in
     Section 413 of the Code) or a Defined Benefit Pension Plan (as defined in
     Section 3(35) of ERISA);

           (x) no benefit payable or which may become payable by any Company or its ERISA Affiliates pursuant to such Company Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code;

           (xi) each such Company Employee Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Company Employee Plan meets the requirements of the Code applicable thereto; and

           (xii) there has not been any act or omission by any Company or any of its ERISA Affiliates that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which any Company or any of its ERISA Affiliates could be liable.

       (c) The Purchaser has been provided with true and complete copies, to the extent applicable, of all documents pursuant to which each Company Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and, if any Company Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Company Employee Plan; and the foregoing documents accurately reflect all of the terms of such Company Employee Plan (including any agreement or provision which would limit the ability of any Company to make any prospective amendments or terminate such Company Employee Plan).

7.19 Environmental Matters.
     ---------------------

          (a)  Except as set forth on Schedule 7.19(a), no Company or its
                                      ----------------
respective Affiliates, nor any of their respective predecessors, has received any written or oral notice, report or other information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any Company, the Business or such Company's currently or formerly owned or leased properties or operations arising under the Environmental, Health and Safety Laws or (ii) that any Company is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

          (b)  Schedule 7.19(b) sets forth a complete and accurate list of all
               ----------------
properties and facilities previously owned, leased or operated by any Company or any of its predecessors, (together with the Leased Properties, the "Covered
                                                                    -------
Properties").  There has been no release, discharge, spill, or disposal of any
----------
substance at any of the Covered Properties so as to give rise to Liability of any Company under any Environmental, Health and Safety Laws. Except as set forth on Schedule 7.19(b), neither is there now, nor to the Best Knowledge of
         ----------------
the Companies, has there ever been, any asbestos-containing material in any form or condition, underground storage tanks, above-ground storage tanks, landfills, waste piles, surface impoundments, disposal areas, or articles or equipment containing polychlorinated biphenyls on or at any of the Covered Properties.

          (c) No Company or its Affiliates, nor any of their respective predecessors, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws.

          (d) No facts, events or conditions relating to the past or present operations of any Company or its Affiliates, or any of their respective predecessors or any of the Covered Properties will prevent, hinder or limit continued compliance by any Company with any Environmental, Health and Safety Laws, or give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental, Health and Safety Laws, or give rise to any other Liabilities pursuant to Environmental Health and Safety Laws, including any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

          (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or any of the Related Documents will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Laws.

          (f) Each Company has provided the Purchaser with correct and complete copies of all reports and studies within the possession or control of such Company with respect to past or present environmental conditions or events at any of the Covered Properties and to the Best Knowledge of the Companies there are no other environmental reports or studies with respect thereto.

          (g)  The representations and warranties contained in Sections 7.19(b)
                                                               ----------------
and 7.19(d) that relate to matters affecting any Covered Property during the
    -------
periods prior to the ownership, occupation, use or operation of such Covered Property by any of the Companies or their Affiliates shall be deemed to be made as to the Best Knowledge of the Companies only.

7.20 Brokers.
     -------

     No Company has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or other similar compensation or transaction based payments in connection with the transactions contemplated hereby.

7.21 Related Party Transactions.
     --------------------------

     Except as set forth on Schedule 7.21 (which schedule identifies the five
                            -------------
country club memberships paid for by the Companies on behalf of the employees specified thereon), and except for compensation to bona-fide employees of the Companies for services rendered in the ordinary course of business, no current or former Affiliate of any Company or any "Associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of any thereof, is now, or has been during the last five fiscal years, (a) party to any transaction or Contract with any Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate), or (b) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of any Company (other than non-affiliated holdings in publicly held companies). Except as set forth on Schedule 7.21, no Company is a guarantor or otherwise
                       -------------
liable for any actual or potential Liability of its Affiliates and their Associates. Except as set forth on Schedule 7.21, no Company (x) owns or
                                    -------------
operates any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (y) owns or pays for any social club memberships, whether or not for the benefit of such Company and/or any of its executives.

7.22 Accounts and Notes Receivable.
     -----------------------------

     Except as set forth on Schedule 7.22 and except for allowances for bad debt
                            -------------
reflected on the Latest Balance Sheet, all accounts receivable and notes receivable owing to any Company as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and to the Best Knowledge of the Companies there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 7.22, there is (a) no account
                                     -------------
debtor or note debtor that is
delinquent by more than ninety (90) days for payments in excess of $10,000 in the aggregate, (b) no account debtor or note debtor that has refused or, to the Best Knowledge of the Companies, threatened to refuse to pay its obligations to any Company for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $5,000 per account debtor or $10,000 in the aggregate), and (c) to the Best Knowledge of the Companies, no account debtor or note debtor that owes any Company amounts in excess of $10,000 in the aggregate is insolvent or bankrupt.

7.23 Bank Accounts; Powers of Attorney.
     ---------------------------------

     Schedule 7.23 sets forth a true and complete list of (a) all bank accounts
     -------------
and safe deposit boxes of the Companies and all persons who are signatories thereunder or who have access thereto and (b) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from any Company and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of such Company which are terminable at will).

7.24 Suppliers and Vendors.
     ---------------------

     Except in the ordinary course of business, no material supplier or vendor to any Company has canceled or otherwise terminated, or, to the Best Knowledge of the Companies, threatened to cancel or otherwise terminate, its relationship with the Companies or has decreased, limited or otherwise modified, or to the Best Knowledge of the Companies, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Companies.

7.25 Customers.
     ---------

     Except as set forth on Schedule 7.25, no customer of any Company, to whom
                            -------------
more than $50,000 of annual sales are attributable, has notified such Company that it intends, or, to the Best Knowledge of the Companies, has threatened, to terminate or materially curtail its relationship and dealings with such Company.

7.26 Conflicts of Interest.
     ---------------------

     No Company, nor any Shareholder nor any officer, employee, agent or other Person acting on behalf of any Company or any Shareholder has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the business of such Company (or assist in connection with any actual or proposed transaction) that (a) might subject any Company to any damage or penalty in any Proceeding, (b) if not given in the past, would have resulted in a Material Adverse Change, or (c) if not continued in the future, could reasonably be expected to result in a Material Adverse Change. There is not now, and there has never been, any employment by any Company of, or beneficial ownership in any Company by, any governmental or political official in any jurisdiction in which any Company has conducted or proposes to conduct business.

7.27 Investor Representations.
     ------------------------
          (a) The Seller Group is acquiring the Pacer Shares and the Seller Notes for its own account for investment only, and not with a view to the distribution of any part thereof, and the Seller Group has no present intention of distributing or reselling the same.

          (b) The Seller Group understands that the Pacer Shares and the Seller Notes are not registered under the Securities Act, nor qualified under applicable state securities or "blue sky" laws on the grounds that the sale provided for in this Agreement is exempt from registration under the Securities Act and qualification under applicable state securities or "blue sky" laws, and that Pacer's reliance on such exemptions is predicated on the Seller Group's representations set forth in this Agreement.

          (c) The Seller Group understands that the Pacer Shares and the Seller Notes may not be sold, transferred or otherwise disposed of without registration under the Securities Act and qualification under applicable state securities or "blue sky" laws, or an exemption therefrom, and that in the absence of an effective registration statement and applicable state qualifications covering the Pacer Shares and the Seller Notes or an available exemption from registration under the Securities Act and qualification under applicable state securities or "blue sky" laws, the Pacer Shares and the Seller Notes must be held indefinitely.

          (d) The Seller Group has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Pacer Shares and the Seller Notes by the Seller Group. By reason of its business and financial experience, the Seller Group is sophisticated and well informed and is otherwise capable of protecting its interests in connection with the acquisition of the Pacer Shares and the Seller Notes. Each member of the Seller Group is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

          (e) The Seller Group is not acquiring the Pacer Shares and the Seller Notes as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited as a result of, subsequent to or pursuant to any of the foregoing means of communication.

          (f) The Seller Group has no need for liquidity in the investment in Pacer, is able to bear the economic risk of such investment for an indefinite period and is able to afford a complete loss thereof.

          (g) The Seller Group acknowledges and agrees that the representations and warranties contained in this Section 7.27 are for the benefit of Pacer and
                                 ------------
that Pacer is therefore a third party beneficiary of this Agreement with respect to this Section 7.27.
        ------------

7.28 Year 2000.
     ---------

     The Companies have (a) initiated a review and assessment of all areas within the Business that could be adversely affected by the Year 2000 ("Y2K")
                                                                        ---
issue (that is, the risk that computer applications used by any Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Y2K issue on a timely basis and (c) to date, implemented such plan in accordance with that timetable. All computer applications that are material to the Business will, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (provided that the foregoing representation insofar as it covers "off-the-shelf" computer applications that have not been customized for the Business shall be deemed to be made to the Best Knowledge of the Companies only).

7.29 Disclosure.
     ----------

     This Agreement, including the Schedules, attachments or Exhibits hereto, does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES
                    OF EACH MEMBER OF THE SHAREHOLDER GROUP

     Each member of the Shareholder Group, severally as to itself or himself only and not as to any other member of the Shareholder Group, represents and warrants to the Purchaser as set forth below.

8.1  Generally.
     ---------

          (a) Such member of the Shareholder Group has the full and absolute legal right, capacity, power and authority to enter into this Agreement and each Related Document to which such member of the Shareholder Group is or will be a party. This Agreement and each Related Document to which such member of the Shareholder Group is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by such member of the Shareholder Group, and this Agreement and each such Related Document is, or upon such member's of the Shareholder Group execution and delivery thereof will be, the valid and binding obligation of such member of the Shareholder Group, enforceable against such member of the Shareholder Group in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the execution or delivery by such member of the Shareholder Group of, nor the performance by such member of the Shareholder Group of his or its obligations under, this Agreement and each Related Document to which such member of the Shareholder Group is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by such member of the Shareholder Group with any of the provisions hereof or thereof will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any Contract to which any Company or such member of the Shareholder Group is a party or by which any Company or such member of the Shareholder Group or its or his assets may be bound, or (ii) violate any Law applicable to such member of the Shareholder Group.

          (c) No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such member of the Shareholder Group of this Agreement or any of the Related Documents to which such member of the Shareholder Group is or will be a party or the consummation by such member of the Shareholder Group of the transactions contemplated hereby or thereby.

8.2  Brokers.
     -------

     Such member of the Shareholder Group has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or other similar compensation or transaction based payments in connection with the transactions contemplated hereby.

                                   ARTICLE IX

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Companies and the Shareholders as set forth below.

9.1  Organization; Corporate Authority.
     ---------------------------------

     The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. The Purchaser is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 9.1, which
                                                   ------------
constitute all the jurisdictions in which the character of the property owned, leased or operated by the Purchaser or the nature of the business or activities conducted by the Purchaser makes such qualification necessary. The Companies have been furnished with true, correct and complete copies of the Purchaser's Charter Documents, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder.

9.2  Authority; Authorization; Execution and Delivery; Enforceability; No
     --------------------------------------------------------------------
Conflict.
--------

          (a) The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. Each of this Agreement and the Related Documents to which the

Purchaser is or will be a party has been or upon the Purchaser's execution thereof will be, duly and validly executed and delivered by the Purchaser, and constitutes, or upon the Purchaser's execution and delivery thereof will constitute, the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the Purchaser's execution and delivery of, nor the performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by the Purchaser with any of the provisions hereof and thereof, will (i) conflict with or result in any violation of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of the Purchaser under provision of the Purchaser's Charter Documents or any Contract to which the Purchaser is a party or by which it or any of its assets or properties is or may be bound or (ii) violate, or result in the creation of an Encumbrance upon any of the Purchaser's assets as a result of, any Law applicable to the Purchaser or any of its properties or assets.

9.3  Consents.
     --------

     Except as set forth on Schedule 9.3, no Permit, authorization, consent or
                            ------------
approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, or as a result of, the execution, delivery and performance by the Purchaser of this Agreement and the Related Documents to which the Purchaser is or will be a party and the consummation of the transactions contemplated hereby or thereby.

9.4  Pacer Capitalization.
     --------------------

          (a)  The authorized capital stock of Pacer is as set forth on Schedule
                                                                        --------
9.4, which schedule also sets forth the total number of outstanding shares of
---
Pacer. All such outstanding shares disclosed on Schedule 9.4 are duly and
                                                ------------
validly issued and outstanding, fully paid and non-assessable, with no personal Liability attaching to the ownership thereof.

          (b)  Except as set forth on Schedule 9.4 or in the Pacer Registration
                                      ------------
Statement, there are no securities presently outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, any common stock of Pacer, or subscriptions, warrants, options, calls, puts or convertible securities obligating Pacer to issue any of its common stock.

9.5  Duly Authorized, Validly Issued Pacer Shares.
     --------------------------------------------

     The Pacer Shares have been duly authorized and, when issued and delivered to the Sellers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights applicable to such issuance.

9.6  Brokers.
     -------

     The Purchaser has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or other similar compensation or transaction based payments in connection with the transactions contemplated hereby.

                                   ARTICLE X

                            COVENANTS AND AGREEMENTS

10.1 Access to Records and Properties.
     --------------------------------

     From and after the date hereof until the Closing or the termination of this Agreement pursuant to Article XIII, each Company shall afford, and the
                      ------------
Shareholders shall cause the Company to afford, (a) to the Purchaser, its lenders and other financing sources and their respective authorized representatives, including legal counsel and accountants, free and full access at all reasonable times to the assets, business, facilities, properties, books, records (including Tax returns filed and in preparation), customers, consultants, and key employees of, or relating to, each Company in order that the Purchaser and its lenders and other financing sources have the full opportunity to make such investigation as they shall reasonably desire to make of the affairs of such Company, and each Company and the Shareholders shall cooperate fully in connection therewith, and (b) to the respective independent certified public accountants of the Purchaser, its lenders and other financing sources free and full access at all reasonable times to the records of the independent certified public accountants of each Company relating to such Company. The investigation contemplated by this Section 10.1 shall not affect
                                                 ------------
or otherwise diminish or obviate in any respect any of the representations and warranties or the indemnification obligations of any Company or the Shareholders contained in this Agreement. The parties hereto will endeavor in all reasonable respects to minimize any disruption to any other party's business in connection with the conduct of the due diligence process contemplated herein.

10.2 Conduct of the Business.
     -----------------------

     From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article XIII, except as expressly
                                          ------------
provided by this Agreement or as otherwise previously consented to in writing by the Purchaser, each Company shall, and the Shareholders shall cause each Company to:

          (a) conduct its business substantially as presently operated and only in the ordinary course consistent with past practice;

          (b) not undertake (or enter into any agreement or commitment to undertake) any action, and use its commercially reasonable efforts to avoid and prevent the occurrence of any event, described in Section 7.8;
                                                  -----------
          (c) not enter into any transaction which is not at arms-length with unaffiliated third Persons, or any transaction with any affiliated third Person;

          (d) not acquire or dispose of any material assets;

          (e) use all commercially reasonable efforts to (A) maintain its business, assets, relations with present employees, customers and suppliers, licenses and operations as an ongoing business and preserve its goodwill, in accordance with past custom and (B) to satisfy each of the closing conditions set forth in Article XI;
             ----------

          (f) not issue or sell any shares of any capital stock or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any shares of any of its capital stock, or enter into any agreement, contract or other commitment to do any of the foregoing;

          (g) not declare or pay any dividend or distribution on or with respect to its capital stock without the prior written consent of the Purchaser, not change the number of authorized shares of its capital stock or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its capital stock, or issue, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock or enter into any Contract to do any of the foregoing; and

          (h) not delay or postpone the payment of accounts payable and other obligations and liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice.

10.3 Efforts to Consummate.
     ---------------------

     Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, Orders and Contracts to consummate the transactions contemplated hereby, including all commercially reasonable efforts to obtain or make from or with all Persons all such consents, approvals, authorizations, waivers, notifications and filings as are required to be obtained or made by such party under such Laws, Orders and Contracts for the consummation of the transactions contemplated hereby (including the filing of all notification and reports forms and other information required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")); provided however that nothing contained
                       -------     -------- -------
herein shall require the Purchaser to undertake any action, including the divestiture of any assets or properties, that may be required to obtain the consent or approval of the United States Federal Trade Commission or Department of Justice for the consummation of the transactions contemplated hereby. The Seller Group shall take or cause to be taken all actions and do or cause to be done all things required to extinguish at or prior to the Closing all indebtedness owed by the Companies and to release any and all Encumbrances on or affecting the Purchased Assets.

10.4 Negotiation with Others.
     -----------------------

          (a) From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article XIII, the Seller Group
                                              ------------
shall not, and shall cause its officers, directors, Affiliates, representatives and agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal, (ii) continue, initiate or engage in negotiations or discussions relating to an Acquisition Proposal with, or disclose or provide any non-public information (other than in the ordinary course of business or otherwise required by

Law) relating to the Company to any Person other than the parties hereto and their respective representatives or (iii) enter into any written or oral agreement or understanding with any Person (other than the Purchaser) regarding an Acquisition Proposal. If any member of the Seller Group receives any unsolicited offer or proposal to enter into negotiations relating to any Acquisition Proposal, such party shall promptly notify the Purchaser in writing of such offer or proposal and the general economic terms of such offer or proposal and shall furnish a copy of any written offer or proposal thereto.

     (b) The parties recognize and acknowledge that a breach of this Section
                                                                     -------
10.4 will cause irreparable and material loss and damage to the non-breaching
----
party as to which it will not have an adequate remedy at law or in equity. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

10.5 Financing.
     ---------

     From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article XIII, the Purchaser will at
                                          ------------
its own cost endeavor to obtain such debt and/or equity financing and such related consents, approvals and waivers from its financing sources as the Purchaser shall in its sole discretion deem necessary for (a) the consummation of the transactions contemplated hereby and (b) the payment of all costs and expenses of the Purchaser incurred in connection herewith (the "Financing").
                                                                ---------
Each Company and the Shareholders will in good faith cooperate with the Purchaser, and provide the Purchaser with such information and assistance as it may reasonably request (subject to the Purchaser's reimbursement of the out-of-pocket costs to unaffiliated third parties incurred by the Seller Group in connection therewith and as approved by the Purchaser), in connection with the Purchaser's efforts to obtain the Financing.

10.6 Notice of Prospective Breach.
     ----------------------------

     Each party shall immediately notify the other parties in writing upon the occurrence, or the failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty of such party that is contained in this Agreement or any Related Document to be untrue or inaccurate in any respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or
(b) any failure of any party hereto to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement.

10.7 Public Announcements.
     --------------------

     From and after the date hereof until the Closing, each Company and the Shareholders agree that, except (a) as otherwise required by Law and (b) for disclosure to its respective directors, officers, employees, financial advisors, financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, he or it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which he or it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld or delayed.

10.8 Exchange Proceeds.
     -----------------

     If, between the date hereof and the Closing, any Company receives any proceeds in consideration for the exchange of any of its assets that constitute Purchased Assets, whether from the sale of any such assets, from insurance proceeds payable on account of any loss or casualty to such assets, any proceeds from the taking of such assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such assets (the "Exchange Proceeds"), the Company shall promptly notify the Purchaser of
      -----------------
such receipt of Exchange Proceeds and shall consult with the Purchaser with respect to the application of any such Exchange Proceeds.

10.9 Non-Competition Covenant.
     ------------------------

     (a) The Seller Group acknowledges and agrees that as a mutual condition to the respective obligations of the parties at the Closing, as a material inducement to the Purchaser to enter into and perform its obligations hereunder and in consideration of the payments and other consideration to be received by them under this Agreement and the Related Documents, none of the Shareholders or the Companies shall, without the prior written consent of the Purchaser, at any time during the period beginning on the Closing Date and ending on the fifth anniversary thereof (the "Restrictive Period"), (i) directly or indirectly
                          ------------------
engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in such Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce any employees of the Purchaser or any of its subsidiaries or Affiliates at any time during the Restrictive Period to terminate their employment with the Purchaser or any of its subsidiaries or Affiliates or to engage in any Competing Business, or (iv) induce any customer, vendor or agent or any other Person with which the Purchaser or its respective subsidiaries or Affiliates has a business relationship, contractual or otherwise, at any time during the Restrictive Period to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to the ownership of publicly traded securities which represent less than 5% of the ownership interests of the issuer.

     (b) As used herein, the term "Competing Business" shall mean (i) any
                                   ------------------
business conducted in (A) any county in the State of California, including without limitation Alameda County, Alpine County, Amador County, Butte County, Calaveras County, Colusa County, Contra Costa County, Del Norte County, El Dorado County, Fresno County, Glenn County, Humboldt County, Imperial County, Inyo County, Kern County, Kings County, Lake County, Lassen County, Los Angeles County, Madera County, Marin County, Mariposa County, Mendocino County, Merced County, Modoc County, Mono County, Monterey County, Napa County, Nevada County, Orange County, Placer County, Plumas County, Riverside County, Sacramento County, San Benito County, San Bernardino County, San Diego County, San Francisco County, San Joaquin County, San Luis Obispo County, San Mateo County, Santa Barbara County, Santa Clara County, Santa Cruz County, Shasta County, Sierra County, Siskiyou County, Solano County, Sonoma County, Stanislaus County, Sutter County, Tehama County, Trinity County, Tulare County, Tuolumne County, Ventura County, Yolo County, and Yuba County and (B) every other state, province or other political subdivision of the United States, Canada, Mexico, Japan or China that is engaged in the business of providing intermodal freight transportation, drayage, transloading or warehousing, container depot or repair services or (ii) any business described in the foregoing clause (i) if such business or the services or products sold by it are competitive, directly or indirectly, with the Business or any services or products provided or sold by the Business on the date hereof or on the Closing Date (or with respect to which there are fixed plans on the date hereof or on the Closing Date for the provision or sale of the same by the Business). Anything contained in the immediately preceding sentence to the contrary notwithstanding, any entity which has separate divisions or business units, one or more of which are engaged in a business described above, will not be deemed a Competing Business with respect to those portions of such entity which are not engaged in a business described above so long as such Company's or Shareholder's association with any such separate divisions or business units (fully taking into account its or his functions and the nature of its or his work at such division or business unit) does not involve existing customers of any Company or relate in any material respect to that portion of such business which would be a Competing Business hereunder.

     (c) If, at the time of enforcement of this Section 10.9, a court holds that
                                                ------------
the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Additionally, with respect to each county in the State of California set forth in Section 10.9(b), the covenant not to compete set forth
                        ---------------
in Section 10.9(a) is intended as a separate covenant with respect thereto.  If
   ---------------
any one of such covenants is declared invalid for any reason, this determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than the State of California. The other covenants set forth in Section 10.9(a) shall remain in effect as if the provision had been
         ---------------
executed without the invalid covenants. The parties hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 10.9. Therefore, in the event of a breach or threatened breach of
     ------------
this Section 10.9, the Purchaser or its successors or assigns may, in addition
     ------------
to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Section
                                                                     -------
10.9 (without posting a bond or other security).
----

10.10  Disclosure of Information.
       -------------------------

          (a)  As used in this Agreement, the term "Confidential Information,"
                                                    -------------------------
with respect to any Person, means all information (whether written or oral) furnished (whether before or after the date hereof) by such Person or its directors, officers, employees, Affiliates, representatives (including its financial advisors, attorneys and accountants) or agents (collectively, "Representatives") to any other Person or its Representatives, and all analyses,
 ---------------
compilations, forecasts, studies or other documents prepared by such other Person or its Representatives in connection with the transaction contemplated by this Agreement which contain or reflect any such information; provided, however,
                                                              --------  -------
that the term "Confidential Information" shall not include information which (i) is or becomes publicly available other than as a result of a disclosure by any Person or its Representatives in violation of this Agreement, or (ii) is or becomes available to such other Person on a non-confidential basis from a source which is not prohibited from disclosing such information by any legal, contractual or fiduciary obligation; provided further, however, that for
                                     ----------------  -------
purposes of this Section 10.10, from and after the Closing, Confidential
                 -------------

Information of any Company which constitutes or relates to a Purchased Asset, an Assigned Contract or an Assumed Liability shall be deemed Confidential Information of the Purchaser and shall, as of such time, no longer be deemed Confidential Information of such Company.

     (b) The Purchaser will keep all Confidential Information of each Company confidential and will not (except as required by applicable law, regulation or legal process, and then only after compliance with the last sentence of this
Section 10.10.(b)) without the prior written consent of such Company, disclose
-----------------
any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of any Company except for the purposes contemplated by this Agreement; provided, however, that the
                                                 --------  -------
Purchaser may reveal Confidential Information of any Company to its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement, (ii) who are informed by the Purchaser of the confidential nature of the Confidential Information and (iii) who agree to act in accordance with the terms of this Section 10.10(b). The Purchaser
                                            ----------------
will cause its Representatives to observe the terms of this Section 10.10(b) and
                                                            ----------------
will be responsible for any breach hereof by any of its Representatives. In the event that the Purchaser or any of its Representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Confidential Information of any Company, the Purchaser will notify such Company promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section
                                                                -------
10.10(b). In any event, the Purchaser will furnish only that portion of the Confidential Information of such Company which it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be accorded to such Confidential Information.

     (c) Each of the Companies and the Shareholders will keep all Confidential Information of the Purchaser confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the last sentence of this Section 10.10(c)), without the prior written consent of
                      ----------------
the Purchaser, disclose any Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of the Purchaser except for the purposes contemplated by this Agreement; provided,
                                                                  --------
however, that of the Companies and the Shareholders may reveal Confidential
-------
Information of the Purchaser and its Affiliates to its Representatives (i) who need to know the Confidential Information for the purposes contemplated by this Agreement, (ii) who are informed by such Company or Shareholder of the confidential nature of the Confidential Information and (iii) who agree to act in accordance with the terms of this Section 10.10(c). Each of the Companies
                                     ----------------
and the Shareholders will cause its Representatives to observe the terms of this

Section 10.10(c), and will be responsible for any breach hereof by any of its
----------------
Representatives. In the event that any of the Companies or the Shareholders or any of its Representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Confidential Information of the Purchaser, such Company or Shareholder will notify the Purchaser promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 10.10(c). In any
                                                    ----------------
event, such Company or Shareholder will furnish only that portion of the Confidential Information of the Purchaser which it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be accorded to such Confidential Information.

     (d) Each of the parties recognizes and acknowledges that a breach of its covenants in Section 10.10(b) or (c), as the case may be, will cause irreparable
             ----------------    ---
and material loss and damage to the other parties, the amount of which cannot be readily determined and as to which such other parties will not have an adequate remedy at law or in damages. Accordingly, in addition to any remedy such other parties may have in damages by an action at law, such other parties shall be entitled to the issuance of an injunction restraining any such breach or threatened breach or any other remedy at law or in equity for any such breach.

10.11  Use of Proprietary Name.
       -----------------------

       From and after the Closing, no Company nor any Shareholder shall use the name "Conex Global Logistics," "MSL Transportation Group," "Jupiter Freight" or any derivation thereof for any purpose.

10.12  Supplements to Schedules.
       ------------------------

       Prior to the Closing, each of the Companies and the Shareholders shall promptly supplement or amend any Schedule with respect to any matter arising after the date of this Agreement, which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment of a Schedule made pursuant to this Section shall be deemed to constitute a cure of any breach of any representation or warranty made by such Company or Shareholders pursuant to this Agreement unless consented to in writing by the Purchaser, which consent may be withheld by the Purchaser in its sole discretion for any reason. For purposes of the rights and obligations of the parties hereunder, upon the occurrence of the Closing, any such supplemental or amended disclosure consented to in writing by the Purchaser as aforesaid shall be deemed to have been disclosed as of the date of this Agreement.

10.13  Certain Employee Matters.
       ------------------------

       On the Closing Date the Purchaser shall offer employment to all of the employees of each Company actively employed by the Companies in the Business on the Closing Date on terms and conditions similar to those provided by such Company prior to the Closing Date (any such employees who accept such offer of employment being referred to herein as the "Hired Employees"), and the Purchaser
                                            ---------------
shall initially provide benefits to the Hired Employees, effective as to group health insurance benefits on the Closing Date and effective to other employee benefits as soon as practicable after their acceptance of the Purchaser's offer of employment, in each case which are reasonably comparable on an overall basis to the benefits provided by such Company prior to the Closing Date to such employees, subject in the case of Keller and Uchida to the terms and conditions of their respective Employment Agreements and Consulting Agreement, as applicable, entered into at the Closing. Nothing contained in this Agreement shall confer upon any Hired Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including any right to employment or continued employment or to any benefits that may be provided, directly or indirectly, under any employee benefit plan, policy or arrangement of the Purchaser, nor shall anything contained in this Agreement constitute a limitation on or restriction against the right of the Purchaser to amend, modify or terminate any such plan, policy or arrangement at any time and from time to time.

10.14  Transfer of Pacer Shares.
       ------------------------

       In addition to, and not by way of limitation of, any provision of any other applicable Contract (including the Pacer Shareholder's Agreement), the Seller Group shall not without the prior written consent of Pacer sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Pacer Shares at any time during the period commencing on the date hereof and ending on the first to occur of (x) the second anniversary of the Closing and (y) the six-month anniversary of the closing of an initial public offering of the common stock of Pacer pursuant to an effective registration statement filed under the Securities Act (other than on Form S-4 or Form S-8 (or any successor form thereto) promulgated thereunder).

10.15  Non-Solicitation Covenant.
       -------------------------

       In the event the Closing does not occur and this Agreement is terminated pursuant to Article XIII, the Purchaser shall not, without the prior written
            ------------
consent of Conex, at any time during the period beginning on the effective date of the termination of this Agreement and ending on the third anniversary thereof (the "Non-Solicitation Period"), actively and directly solicit or induce any
      -----------------------
employee of any of the Companies at any time during the Non-Solicitation Period to terminate his or her employment with such Company.

                                   ARTICLE XI

                               CLOSING CONDITIONS

11.1   Conditions to Each Party's Obligations.
       --------------------------------------

       The respective obligations of the parties to consummate the transactions contemplated hereby are subject to the satisfaction prior to the Closing Date of the conditions set forth below unless waived (to the extent such conditions can be waived) by the Company or the Purchaser, as applicable.

          (a)  Approvals. All authorizations, consents, Orders or approvals of,
               ---------
or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity (including those under the HSR Act) necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

          (b)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c)  Actions and Statutes. No action, suit or proceeding shall have
               --------------------
been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement or the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby or thereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or thereby or (ii) render any party unable to consummate the transactions contemplated hereby or thereby.

11.2   Conditions to Obligations of the Purchaser.
       ------------------------------------------

       The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the conditions set forth below, unless waived (to the extent such conditions can be waived) by the Purchaser:

          (a)  Accuracy of Representations and Warranties. All representations
               ------------------------------------------
and warranties made by each Company and the Shareholders in this Agreement and the Related Documents shall be true and correct in all material respects as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date (provided however that to the extent a representation is already limited to matters characterized as "material" it shall be correct in all respects), and the Purchaser shall have received a certificate to that effect signed by each Company and each Shareholder.

          (b)  Performance of Obligations. Each Company and the Shareholders
               --------------------------
shall have performed in all material respects all obligations and covenants required to be performed by each of them under this Agreement and the Related Documents as of the Closing Date, and the Purchaser shall have received a certificate to that effect signed by each Company and each Shareholder.

          (c)  Authorization.  All action necessary to authorize the execution,
               -------------
delivery and performance of this Agreement and the Related Documents by each Company and the Shareholders and the consummation of the transactions contemplated hereby and thereby, including requisite shareholder approvals, shall have been duly and validly taken by each Company and the Shareholders, and each Company and the Shareholders shall have the full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

          (d)  Investigation. The Purchaser shall have completed and be
               -------------
satisfied in its sole discretion with the results of its business, financial, tax, accounting and legal due diligence investigation and review of the Companies.

          (e)  Audited Financials. The Companies shall have achieved, in the
               ------------------
sole discretion of the Purchaser, combined Adjusted EBIT of at least $6,000,000 for the fiscal year ending December 31, 1998, and the Purchaser shall have received a true, correct and complete copy of, and shall in its sole discretion be satisfied with, the Audited Financial Statements. The Purchaser shall also be satisfied in its sole discretion with the combined revenues and expenses of the Companies for the period from January 1, 1999, through the Closing Date.

          (f)  Opinion of the Seller Group's Counsel.  The Purchaser shall have
               -------------------------------------
received an opinion of Crosby, Heafey, Roach & May, counsel for the Seller Group, dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser.

          (g)  Consents and Approvals.  The Purchaser shall have received duly
               ----------------------
executed copies of all consents and approvals required for or in connection with
(i) the execution and delivery by each Company and the Shareholders of this Agreement and each of the Related Documents to which each of them is a party , the consummation of the transactions contemplated hereby and thereby, and (ii) the continued conduct of the Business as previously conducted

(including any consent identified on Schedule 7.3), in form and substance
                                     ------------
reasonably satisfactory to the Purchaser and its counsel.

          (h)     Financing. The Purchaser shall have obtained the Financing
                  ---------
(including all required consents, approvals and waivers) on terms and conditions satisfactory to the Purchaser in its sole discretion.

          (i)     Related Documents. Each of the Related Documents set forth
                  -----------------
below shall have been executed and delivered by the parties thereto and the transactions contemplated thereby to be completed at or prior to the Closing substantially consummated or effected, as the case may be, in accordance with the terms thereof.

          (xvii)  Employment Agreements. Keller shall have executed and
                  ---------------------
     delivered an employment agreement with the Purchaser substantially in the form of Exhibit E-1 attached hereto (the "Keller Employment Agreement"),
                                               ---------------------------
     and Uchida shall have executed and delivered an employment agreement with the Purchaser substantially in the form of Exhibit E-2 attached hereto (the "Uchida Employment Agreement").
      ---------------------------

                  (i)   Uchida Consulting Agreement. Uchida shall have executed
                        ---------------------------
     and delivered a consulting agreement with the Purchaser substantially in the form of Exhibit F attached hereto (the "Uchida Consulting Agreement").
                                                 ---------------------------

                  (ii)  Joinders to the Pacer Shareholders Agreement. Each of
                        --------------------------------------------
     the Sellers receiving Pacer Shares shall have executed and delivered to the Purchaser a joinder to the Pacer Shareholders' Agreement substantially in the form of Exhibit G attached hereto (collectively, the "Joinder
                                                               -------
     Agreements").
     ----------

                  (iii) Lease. KU Realty and Conex, as applicable, shall have
                        -----
     executed and delivered leases, in substantially the form of Exhibit H
                                                                 ---------
     attached hereto (each, a "Lease," and collectively the "Leases"), for the
                                                             ------
     real properties listed on Schedule 11.2(i)(iv).
                               --------------------

                  (iv)  Bill of Sale. Each Company shall have executed and
                        ------------
     delivered a Bill of Sale to the Purchaser.

          (j)     Seller Certificates. Each of the following certificates shall
                  -------------------
have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the secretary of each Company, dated as of the Closing Date, certifying (i) that true and complete copies of such Company's Charter Documents as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of such Person; and (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of such Person authorizing the execution, delivery and performance of this Agreement and the Related Documents to which such Person is a party and the consummation of the transactions contemplated hereby and thereby ;

                  (ii) certificates dated within thirty (30) days of the Closing Date of the secretaries of state of the states in which each Company is organized and qualified to do business, certifying as to the good standing and non-delinquent tax status of such Company;

               (iii) a certificate signed by each Company, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of such Company contained herein, as contemplated by Section
                                                                         -------
     11.2(a), and (B) the performance of the covenants of the Company contained
     -------
     herein, as contemplated in Section 11.2(b); and
                                ---------------

               (iv) a certificate of a principal executive officer of each Company, dated as of the Closing Date, certifying that such Company is not a foreign person within the meaning of Section 1445 of the Code.

          (k)  Change of Corporate Name. The Seller Group shall have delivered
               ------------------------
to the Purchaser all documentation necessary, including a duly authorized and executed amendments to each Company's respective Charter, to change such Company's corporate name to a name that does not include any of the words "Conex," "MSL" or "Jupiter."

11.3  Conditions to Obligations of each Company and the Shareholders.
      --------------------------------------------------------------

      The obligations of each Company and the Shareholders to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction of the conditions set forth below unless waived (to the extent such conditions can be waived) by each Company and the Shareholders.

          (a)  Accuracy of Representations and Warranties. All representations
               ------------------------------------------
and warranties made by the Purchaser in this Agreement and the Related Documents shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such warranties and representations had been made at and as of the Closing Date (provided however that to the extent a representation is already limited to matters characterized as "material" it shall be correct in all respects), and the Seller Group shall have received a certificate to that effect signed by a principal executive officer of the Purchaser.

          (b)  Performance of Obligations of the Purchaser. The Purchaser shall
               -------------------------------------------
have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Related Documents prior to or as of the Closing Date and the Seller Group shall have received a certificate to that effect signed by a principal executive officer of the Purchaser.

          (c)  Authorization.  All action necessary to authorize the execution,
               -------------
delivery and performance of this Agreement and the Related Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby, including the requisite shareholder approvals (if any), shall have been duly and validly taken and the Purchaser shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

          (d)  Opinion of the Purchaser's Counsel.  The Seller Group shall have
               ----------------------------------
received an opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Purchaser, dated the Closing Date and in form and substance reasonably satisfactory to the Seller Group.

          (e)  Consents and Approvals. The Seller Group shall have received duly
               ----------------------
executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it may be a party and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Seller Group.

          (f)  Related Documents.  Each of the Related Documents to which the
               -----------------
Purchaser is a party shall have been executed and/or delivered by the Purchaser and the transactions contemplated thereby to be completed at or prior to the Closing shall have been substantially consummated or effected, as the case may be, in accordance with the terms thereof.

          (g)  Purchaser Certificates. Each of the following certificates shall
               ----------------------
have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

               (i) a certificate of the secretary of the Purchaser, dated as of the Closing Date, certifying (A) that true and complete copies of the Purchaser's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of the Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby;

                (ii) certificates dated within five (5) days of the Closing Date of the secretaries of state of the states in which the Purchaser is organized, certifying as to the good standing and non-delinquent tax status of the Purchaser; and

               (iii) a certificate signed by a principal executive officer of the Purchaser dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of the Purchaser contained herein, as contemplated by Section 11.3(a) hereof and (B) the performance
                                ---------------
     of the covenants of the Purchaser contained herein, as contemplated in
     Section 11.3(b) hereof.
     ---------------

                                  ARTICLE XII

                                INDEMNIFICATION

12.1 Generally.
     ---------

          (a)  Subject to the further provisions of this Article XII, the Seller
                                                         -----------
Group shall jointly and severally indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of any Company contained in this Agreement or any Related Document or in any certificate delivered by any Company in connection herewith or therewith at or before the Closing

     (or any facts or circumstances constituting any such untruth, inaccuracy or breach) (in determining Losses subject to indemnification as a result of the untruth, inaccuracy or breach of Section 7.28, the costs incurred by the Purchaser Indemnified Persons in connection with the installation of the LOTS and ASSIST computer systems shall not be taken into account);

           (ii) the breach of any agreement or covenant of any Company contained in this Agreement or any Related Document;

           (iii) the Excluded Assets;

           (iv)  the Excluded Liabilities;

           (v) any Liabilities (contingent or otherwise and including Liability for response costs, personal injury, property damage or natural resource damage) arising under Environmental, Health and Safety Laws, including those relating to the handling, treatment, storage, disposal, release or threatened release of petroleum, or hazardous or toxic materials, substances or wastes at, onto or from any Real Property, or any offsite waste treatment, storage disposal facility associated with the Business, except for any such obligations or Liabilities the facts or circumstances underlying which are caused solely by the operation of the Business after the Closing Date.

       (b) Subject to the further provisions of this Article XII, each member of
                                                     -----------
the Shareholder Group shall, severally and not jointly, indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

           (i) the untruth, inaccuracy or breach of any representation or warranty of such member of the Shareholder Group contained in Article VIII of this Agreement or in any certificate delivered by such member of the Shareholder Group (in his or its capacity as a shareholder of the Company) in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

           (ii) the breach of any agreement or covenant of such member of the Shareholder Group contained in this Agreement or any Related Document.

       (c) Subject to the further terms of this Article XII, the Purchaser shall
                                                -----------
indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

           (i) the untruth, inaccuracy or breach of any representation or warranty of the Purchaser contained in this Agreement or any Related Document or any certificate delivered by the Purchaser in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

           (ii) the breach of any agreement or covenant of the Purchaser contained in this Agreement or any Related Document;

           (iii)  the Assumed Liabilities; and

           (iv) the diminution in the fair market value of the Pacer Shares from their value on the date hereof resulting from any untrue statement of a material fact contained in the Pacer Registration Statement or from any omission from the Pacer Registration Statement of a material fact necessary to make the statements contained in the Pacer Registration Statement, in light of the circumstances under which they were made, not misleading, in each case as of the effective date of the Pacer Registration Statement (provided that no member of the Seller Group had actual knowledge of such untrue statement or omission prior to the Closing).

12.2 Assertion of Claims.
     -------------------

     No claim for indemnification shall be brought under Section 12.1 for a
                                                         ------------
breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or
(b) written notice pursuant to Section 12.3 of any Third Party Claim, the
                               ------------
existence of which might give rise to such a claim for indemnification. No claim for indemnification under Section 12.1(c)(iv) shall be brought by any
                                -------------------
Seller Indemnified Person at any time after the third anniversary of the Closing Date. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under
Section 12.1.
------------

12.3 Notice and Defense of Third Party Claims.
     ----------------------------------------

     The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the terms and conditions set forth
------------------
below.

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no
                                                   --------  -------
delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

         (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the
                                         --------  -------
Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

         (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 12.3(b) is not
                                                         ---------------
applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 12.3(b), or are otherwise restricted from
                              ---------------
so assuming by the proviso to Section 12.3(b), the Indemnifying Persons shall
                              ---------------
nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or (ii) of the proviso to Section
                                                                         -------
12.3(b), the Indemnified Persons shall not be entitled to settle such Third
-------
Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

         (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim pursuant to Section 12.3(b), (i) the Indemnified
                                           ---------------
Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

12.4 Survival of Representations and Warranties.
     ------------------------------------------

     Subject to the further provisions of this Section 12.4, the representations
                                               ------------
and warranties of the Seller Group contained in Article VII of this Agreement or
                                                -----------
in any certificate or other writing delivered in connection with this Agreement shall survive the Closing, and shall expire and be of no further force or effect on the third anniversary of the Closing Date; provided, however, that the
                                              --------  -------
representations and warranties contained in Sections 7.1, 7.2, 7.3, 7.10 and
                                            ------------  ---  ---  ----
7.20 shall survive the Closing indefinitely and the representations and
----
warranties contained in Sections 7.9, 7.18 and 7.19 shall survive the Closing
                        ------------  ----     ----
until ninety (90) days after the expiration of the applicable statutes of limitations for claims applicable to the matters covered thereby. The representations and warranties of the Shareholders Group contained in Article
                                                                      -------
VIII and the representations and warranties of the Purchaser contained in
----
Article IX shall survive the Closing indefinitely.  The covenants and other
----------
agreements of each of the Companies, the Shareholders, Keller, Uchida and the Purchaser contained in this Agreement shall survive the Closing until they are otherwise terminated by their terms (provided that the Purchaser's covenant to indemnify the Seller Indemnified Persons pursuant to, and for the matters described in, Section 12.1(c)(iv) shall expire and be of no further force or
              -------------------
effect on and after the third anniversary of the Closing Date (except for indemnification claims thereunder asserted in writing prior thereto)). For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Date."
     -------------

12.5  Limitations on Indemnification.
      ------------------------------

         (a)  Indemnity Baskets for the Companies. From and after the Closing,
              -----------------------------------
the Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of the Seller Group pursuant to
Section 12.1(a) unless and until the Purchaser Indemnified Persons (or any
---------------
member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $300,000, whereupon the Purchaser Indemnified Persons (or any member thereof) shall be entitled to be indemnified for all Losses incurred by them; provided, however, that in no event shall the limitations set forth in
      --------  -------
this Section 12.5(a) apply with respect to (i) any willful or knowing breach of
     ---------------
such representations or warranties or (ii) any breaches of those representations and warranties contained in Sections 7.1, 7.2, 7.3, 7.9, 7.10, 7.18, 7.19 or
                            -------- ---  ---  ---  ---  ---   ----  ----
7.20.
----

         (b)  Indemnity Limitations for the Companies and the Shareholders. From
              ------------------------------------------------------------
and after the Closing, the sum of all Losses pursuant to which indemnification is payable by any member of the Seller Group for breaches of representations and warranties of the Seller Group pursuant to Section 12.1(a) shall not exceed the
                                           ---------------
Purchase Price; provided, however, that in no event shall the limitations set forth in this Section 12.5(b) apply with respect to (i) any willful or knowing
              ---------------
breach of any of the foregoing representations and warranties and (ii) any breaches of those representations and warranties contained in Sections 7.1, 7.2,
                                                              ------------  ---
7.3, 7.9, 7.10 or 7.20.
---  ---  ----    ----

         (c)  Indemnity Basket for the Purchaser. The Seller Indemnified Persons
              ----------------------------------
shall not have the right to be indemnified pursuant to Section 12.1(c)(iv)
                                                       -------------------
unless and until the Seller Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses otherwise subject to indemnification pursuant to Section 12.1(c)(iv) in an amount exceeding $50,000,
                            -------------------
whereupon the Seller Indemnified Persons (or any member thereof) shall be entitled to be indemnified for all Losses incurred by them and that are subject to indemnification pursuant to Section 12.1(c)(iv); provided, however, that in
                               -------------------  --------  -------
no event shall the limitation set forth in this Section 12.5(c) apply with
                                                ---------------
respect to any willful or knowing untrue statement or omission that is subject to indemnification pursuant to Section 12.1(c)(iv).
                               -------------------

         (d)  Indemnity Limitation for the Purchaser. The sum of all Losses
              --------------------------------------
pursuant to which indemnification is payable by the Purchaser under Section
                                                                    -------
12.1(c)(iv) shall not exceed the Pacer Shares Portion.
-----------

12.6  Satisfaction of Indemnification Obligations.
      -------------------------------------------

      The obligations of each member of the Seller Group pursuant to Section
                                                                     -------
12.1 to indemnify the Purchaser Indemnified Persons for Purchaser Losses shall
----
be satisfied in the following manner: (a) an amount equal to the Cash Portion Percentage of each such Purchaser Loss shall be paid in cash by the Seller Group to the Purchaser Indemnified Persons by wire transfer of immediately available funds to the account or accounts specified by the Purchaser for such purposes;
(b) an amount equal to the Note Portion Percentage of each such Purchaser Loss shall be paid by the surrender to the Purchaser for no consideration of Seller Notes, to the extent then outstanding, in the aggregate principal amount (determined in order of maturity) equal to such Purchaser Loss; (c) an amount equal to the Pacer Shares Portion Percentage of each such Purchaser Loss shall be paid by the surrender to the Purchaser for no consideration of (x) prior to the completion of a Pacer IPO that number of Pacer Shares, to the extent then outstanding, having an aggregate value on the Closing Date equal to such amount (it being agreed that for purposes of this
Section 12.6 on the Closing Date the aggregate value of the Pacer Shares is
------------
$6,000,000 and the per share value of the Pacer Shares is $20.00 per share) or
(y) after the completion of a Pacer IPO, that number of Pacer Shares, to the extent then outstanding, having an aggregate fair market value as of the date such indemnification claim was made equal to such amount (such per share fair market value being calculated as the average of the closing prices of the Pacer common stock on the five (5) trading days on which sales of Pacer common stock took place immediately preceding the date of determination); and (d) after the application of clauses (a), (b) and (c) above, the unpaid balance, if any, of each such Purchaser Loss shall be satisfied in full by cash payment in the manner provided in clause (a) of this sentence. As used herein: (i) the term "Cash Portion Percentage" means the fraction, expressed as a percentage, the numerator of which is the Cash Portion of the Purchase Price and the denominator of which is the Purchase Price less the Assumed Liabilities Portion; (ii) the term "Note Portion Percentage" means the fraction, expressed as a percentage, the numerator of which is the Note Portion of the Purchase Price and the denominator of which is the Purchase Price less the Assumed Liabilities Portion; and (iii) the term "Pacer Shares Portion Percentage" means the fraction, expressed as a percentage, the numerator of which is the Pacer Shares Portion of the Purchase Price and the denominator of which is the Purchase Price less the Assumed Liabilities Portion. Notwithstanding anything to the contrary contained herein, in the event of any breach or default of the foregoing provisions by any member of the Seller Group the Purchaser Indemnified Persons shall have the right to set-off against amounts owed by any member of the Purchaser Indemnified Persons to any member of the Seller Group (a) any amount owed by any member of the Seller Group to any member of the Purchaser Indemnified Persons under this Agreement, the Related Documents or otherwise and (b) any Losses incurred as a result of the indemnification events set forth in Sections 12.1(a) or 12.1(b).
                                                  ----------------    -------
In the event of the election by the Purchaser Indemnified Persons (or any member thereof) to exercise any right of set-off under this paragraph, the Purchaser shall deliver a written notice to the Seller Group specifying the specific right of set-off to be exercised and the amount thereof. When used in this Section
                                                                     -------
12.6, the term "Pacer Shares" shall mean the Pacer Shares issued at the Closing
----
as well as any and all other shares of capital stock or securities of Pacer into or for which Pacer Shares may have been converted or exchanged in any way, with appropriate adjustments to be made in the per share or other unit value of such other shares of capital stock or other securities. Any certificate or other instrument representing Pacer Shares shall be appropriately legended for the provisions of this Section 12.6.
                   ------------

                                 ARTICLE XIII

                      TERMINATION; EFFECT OF TERMINATION

13.1  Termination.
      -----------

      This Agreement may be terminated at any time prior to the Closing by:

           (a)  the mutual consent of the Purchaser and each Company; or

           (b) the Purchaser, if there has been a breach by any Company or either Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement which such breaching party fails to cure within ten (10) Business Days after notice thereof is given by the Purchaser (except no cure period shall be provided for any such breach that by its nature cannot be cured); or

           (c) any Company, if there has been a breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which the Purchaser fails to cure within ten (10) Business Days after notice thereof is given by such Company (except no cure period shall be provided for any such breach that by its nature cannot be cured); or

           (d)  the Purchaser, if the conditions set forth in Section 11.1 or
                                                              ------------
11.2 shall not have been satisfied or waived by the Purchaser by January 31,
----
2000 (the "Termination Date"); or
           ----------------

           (e)  any Company, if the conditions set forth in Section 11.1 or 11.3
                                                            ------------    ----
shall not have been satisfied or waived by each Company by the Termination Date; or

           (f) the Purchaser or any Company if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and non-appealable; provided, however, that neither the
                                      --------  -------
Purchaser nor any Company shall be entitled to terminate this Agreement pursuant to clause (d) or clause (e) of this Section 13.1 if such party's intentional
   ----------    ----------         ------------
breach (or, with respect to such termination by any Company, any Shareholder's intentional breach) of this Agreement has prevented the satisfaction of any such condition. Any termination pursuant to clause (a) of this Section 13.1 shall be
                                       ----------         ------------
effected by a written instrument signed by the Purchaser and each Company, and any termination pursuant to this Section 13.1 (other than a termination pursuant
                                 ------------
to clause (i)) shall be effected by written notice from the party or parties so
   ----------
terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.



13.2  Effect of Termination.
      ---------------------

      In the event of the termination of this Agreement pursuant to Section
                                                                    -------
13.1, this Agreement shall be of no further force or effect, except for Section
----                                                                    -------
10.10, this Section 13.2 and Article XIV, each of which shall survive the
-----       ------------     -----------
termination of this Agreement; provided, however, that the Liability of any
                               --------  -------
party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                  ARTICLE XIV

                           MISCELLANEOUS PROVISIONS

14.1  Amendment.
      ---------

      This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

14.2  Entire Agreement.
      ----------------
      This Agreement and the other agreements and documents referenced herein (including the Schedules and the Exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into with this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto.

14.3  Severability.
      ------------

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.4  Benefits of Agreement.
      ---------------------

      All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. Notwithstanding anything contained herein to the contrary, this Agreement shall not be assignable by any Company or the Shareholders without the express written consent of the Purchaser. The Purchaser may, without the consent of any other party hereto, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder and (b) assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the financing of the transactions contemplated hereby, in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance.

14.5  Expenses; Sales and Transfer Taxes.
      ----------------------------------

      The Purchaser on the one hand and the Companies and the Shareholders on the other hand shall each bear their own expenses incurred in connection with this Agreement and the Related Documents (including the legal and due diligence fees, costs and expenses incurred by such party and audit fees incurred by each Company). The Companies shall pay all sales, use, gains and excise taxes and all registration, or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement and the Related Documents.

14.6  Remedies.
      --------

      The parties shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or in equity, including rights to bring actions for specific performance and injunctive and other equitable relief (including the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement, and all such rights and remedies shall, to the extent permitted by applicable Law, be cumulative and a party's pursuit of any such right or remedy shall not preclude such party from exercising or pursuing any other available right or remedy.

14.7  Notices.
      -------

      All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to any Company, to:

                        Conex Global Logistics Services, Inc.
                        550 S. Alameda Street
                        Compton, California 90221
                        Attention: Messrs. Michael Keller and Shigehiro Uchida Telephone No.: 310-884-6700
                        Facsimile No.:  310-886-3394

                        with a copy to:

                        Crosby, Heafey, Roach & May
                        700 South Flowers Street, 22nd Floor
                        Los Angeles,California 90017
                        Attention: Richard Lasater, Esq.
                        Telephone No.: 213-896-8025
                        Facsimile No.: 213-896-8080

             (b) if to Keller or the Keller Trust, to:

                        Michael Keller
                        2621 Tuscany Way

                        Fullerton, California  92835
                        Telephone No.:   714-255-1982
                        Facsimile No.:   714-255-1919

                        with a copy to:

                        Crosby, Heafey, Roach & May
                        700 South Flowers Street, 22nd Floor
                        Los Angeles, California 90017
                        Attention: Richard Lasater, Esq.
                        Telephone No.:  213-896-8025
                        Facsimile No.:   213-896-8080

             (c) if to Uchida or the Uchida Trust, to

                        Shigehiro Uchida
                        9 Peacock Lane
                        Rolling Hills Estates, California  90274
                        Telephone No.:   310-539-7405
                        Facsimile No.:   310-539-0492

                        with a copy to:

                        Crosby, Heafey, Roach & May
                        700 South Flowers Street, 22nd Floor
                        Los Angeles, California 90017
                        Attention: Richard Lasater, Esq.
                        Telephone No.:  213-896-8025
                        Facsimile No.:   213-896-8080

             (d) if to the Purchaser, to:

                        Conex Acquisition Corporation
                        c/o Pacer International, Inc.
                        1340 Treat Boulevard, Suite 200
                        Walnut Creek, California 94596
                        Attention: Larry Yarberry
                        Telephone No.:  925-979-4480
                        Facsimile No.:   925-979-4215
                        with a copy to:

                        Apollo Management, L.P.
                        1301 Avenue of the Americas, 38th Floor
                        New York, New York 10019
                        Attention: Joshua Harris
                        Telephone No.: 212-261-4032
                        Telephone No.: 212-261-4102

                        and a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza, 24th Floor
                        New York, NY  10112
                        Attention: John J. Suydam, Esq.
                        Telephone No.:  212-408-2400
                        Facsimile No.:   212-728-5950.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

14.8  Counterparts and Facsimile Execution.
      ------------------------------------

      This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

14.9  Governing  Law.
      --------------

      THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

14.10 Jurisdiction and Venue.
      ----------------------

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any California state court or federal court of the United States of America sitting in Los Angeles or San Francisco, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Related Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Related Documents or the transactions contemplated hereunder or thereunder in any California state or federal court of the United States of America sitting in Los Angeles or San Francisco, California. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

14.11  MUTUAL WAIVER OF JURY TRIAL.
       ---------------------------

       THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

14.12  Mutual Contribution.
       -------------------

       The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

14.13  No Third-Party Beneficiaries.
       ----------------------------

       Except as expressly provided herein (including Section 7.27 and, with
                                                      ------------
respect to Indemnified Persons, Article XII), this Agreement shall not confer
                                -----------
any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

14.14  Independence of Covenants and Representations and Warranties.
       ------------------------------------------------------------

       All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

14.15  Interpretation; Construction.
       ----------------------------

       The term "Agreement" means this agreement together with all Schedules and
                 ---------
Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Certain capitalized terms used and not otherwise defined elsewhere in this Agreement have the meanings given to them in Annex I attached hereto. In this Agreement,
                                   -------
the term "Best Knowledge" of any Person means (a) the actual knowledge of such
          --------------
Person and (b) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of such Person who could reasonably be expected to have actual knowledge of the matters in question. For purposes of the preceding sentence, the knowledge, both actual and constructive, of each Shareholder, Keller and Uchida shall be imputed to each Company. The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, Schedules and Exhibits mean such provisions of this Agreement and the Schedules and Exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   *********

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.


CONEX ACQUISITION CORPORATION             THE SHAREHOLDERS:



By:_________________________________      _________________________________
   Name:  Larry Yarberry                  Michael Keller
   Title: Secretary


CONEX GLOBAL LOGISTICS SERVICES, INC.     THE MICHAEL W. KELLER LIVING TRUST



By:_________________________________      By:_________________________________
   Name:                                     Name:
   Title:                                    Title:    Trustee

MSL TRANSPORTATION GROUP, INC.               _________________________________
                                             Shigehiro Uchida

By:_________________________________
   Name:
   Title:                                    THE UCHIDA FAMILY TRUST

JUPITER FREIGHT, INC.                        By:______________________________
                                                Name:
                                                Title: Trustee

By:_________________________________
   Name:
   Title:

                                    ANNEX I

                              Certain Definitions
                              --------------------

     "Acquisition Proposal" means any offer, proposal or indication of interest
      --------------------
in (i) the direct or indirect acquisition of all or any material part of any Company, (ii) a merger, consolidation or other business combination directly or indirectly involving any Company or (iii) the direct or indirect acquisition of any capital stock of any Company.

     "Affiliate" means, with respect to any Person, (i) a director, officer or
      ---------
shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person) and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "Assigned Contracts" means, collectively, all Contracts to which any
      ------------------
Company is a party or by which any Company or any of its assets, properties, or rights is bound or subject, including the Material Contracts, but excluding the Excluded Contracts.

     "Business Day" means any day that is not a Saturday, Sunday or a day on
      ------------
which banking institutions in New York, New York are not required to be open.

     "Capital Lease" means any obligation to pay rent or other amounts under any
      -------------
lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

     "Charter Documents" means, as to any corporation, the articles, certificate
      -----------------
or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, in each case as amended and restated and in effect at the time in question.

     "Contract" means any loan or credit agreement, note, bond, mortgage,
      --------
indenture, license, lease, sublease, grant of easement, right of way, permit or concession, purchase, sales or service order, or other contract agreement, commitment, instrument, franchise, or license, whether written or oral.

     "Control" means, with respect to any Person, the possession, directly or
      -------
indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Employee Benefit Plan" means (i) any qualified or non-qualified Employee
      ---------------------
Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

     "Encumbrances" shall mean and include security interests, mortgages, liens,
      ------------
pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "Environmental, Health and Safety Laws" means all Laws, Permits, Orders and
      -------------------------------------
Contracts and all common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA Affiliate" means, with respect to any Person, any other Person that
      ---------------
is a member of a "controlled group of corporations" with, or is under "common
                  --------------------------------                     ------
control" with, or is a member of the same "affiliated service group" with such
-------                                    ------------------------
Person as defined in Section  414(b), 414(c), or 414(m) or 414(o) of the Code.

     "Excluded Contracts" means, collectively, all Contracts set forth on
      ------------------
Schedule I.
----------

     "Funded Indebtedness" means, without duplication, the aggregate amount
      -------------------
(including the current portions thereof) of all (i) indebtedness for money borrowed from others (including any prepayment and similar penalties) and purchase money indebtedness (other than accounts payable in the ordinary course); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by any Company or in effect guaranteed, directly or indirectly, in any manner by any Company through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "Guaranty") (but the term "Guaranty" shall exclude endorsements
                  --------
of checks and other instruments in the ordinary course); (iii) all indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by any Company even though the Company has not in any manner become liable for the payment of such indebtedness; (iv) Capital Leases and (v) all interest expense and other charges accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness. Funded Indebtedness of the Company as of the date hereof is set forth on Schedule 7.13(d) hereof.
                                                  -----------------

     "GAAP" means generally accepted accounting principles in the United States
      ----
as promulgated by the AICPA applied on a basis consistent with the preparation of the Audited Financial Statements.

     "Governmental Entity" means any governmental authority or instrumentality,
      -------------------
whether federal, state, local or foreign and whether legislative, executive, judicial or otherwise.

     "Guaranty" has the meaning given to it in the definition of Funded
      --------
Indebtedness.

                                      1-2

     "Health Plans" means the group health plans of the Companies listed on
      ------------
Schedule II attached hereto.

     "Income Taxes" means all income Taxes (including any Tax on or based upon
      ------------
net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits (including state taxes imposed on subchapter S corporations)).

     "Indemnified Persons" means and includes the Seller Indemnified Persons
      -------------------
and/or the Purchaser Indemnified Persons, as the case may be.

     "Indemnifying Persons" means and includes the Seller Indemnifying Persons
      --------------------
and/or the Purchaser Indemnifying Persons, as the case may be.

     "Intellectual Property Rights" means all intellectual property rights,
      ----------------------------
including patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

     "Law" means any applicable foreign, federal, state or local law, statute,
      ---
treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

     "Liability" means any actual or potential liability or obligation, whether
      ---------
known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

     "Litigation Expense" means any out-of-pocket expenses incurred in
      ------------------
connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder including court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

     "Losses" means any and all losses (including a diminution in the value of
      ------
the Purchaser's capital stock), claims, shortages, damages, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Taxes (including interest or penalties thereon) and insurance premium increases (net of insurance proceeds actually received by the Purchaser in connection with such matter) arising from or in connection with any such matter that is the subject of indemnification under
Article XII.  For purposes of calculating the amount of losses incurred by the
-----------
Purchaser Indemnified Persons for which the Seller Group is obligated to indemnify the Purchaser Indemnified Persons, such amount shall be computed as the product of (i) the actual amount of Losses incurred by the Purchaser Indemnified Persons multiplied by the quotient obtained by dividing the Purchase Price by (ii) the Adjusted EBIT of the Companies for the fiscal year ended December 31, 1998.

     "Orders" means judgments, writs, decrees, compliance agreements,
      ------
injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

     "Pacer IPO" means the initial public offering of shares of common stock of
      ---------
Pacer registered under the Securities Act (other than on Form S-4 or Form S-8 (or any successor forms) promulgated thereunder).

     "Pacer Registration Statement" means the registration statement on Form S-4
      ----------------------------
filed by Pacer with the Securities and Exchange Commission, registration number 333-85041, and declared effective on November 5, 1999.

     "Pacer Shareholders' Agreement" means the Shareholders' Agreement dated as
      -----------------------------
of May 28, 1999, as the same may be amended or modified, among Pacer, Coyote Acquisition, LLC, Coyote Acquisition II LLC, and the individual shareholders of Pacer party thereto.

     "Permits" means any and all permits, licenses, concessions, authorizations,
      -------
registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from a Governmental Entity.

     "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and
      ----------------------
payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

     "Person" shall be construed broadly and shall include an individual, a
      ------
partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

     "Proceedings" means any action, suit, investigation, claim or proceedings
      -----------
before any Governmental Entity or arbitrator.

     "Purchaser Indemnified Persons" means and includes the Purchaser and its
      -----------------------------
Affiliates, their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided,
                                                                      --------
however, that any such Person who was, prior to the Closing Date, an officer,
-------
director, employee, Affiliate, successor or assign of any Company shall not in such capacity be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

     "Purchaser Indemnifying Persons" means the Purchaser and its successors.
      ------------------------------

     "Purchaser Losses" means any and all Losses sustained, suffered or incurred
      ----------------
by any Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Article XII.
                                                     -----------

     "Related Documents" means, collectively, the Bills of Sale, the Assumption
      -----------------
Agreement, the Seller Notes, the Keller Employment Agreement, the Uchida Employment Agreement, the Uchida Consulting Agreement, the Leases, and the Joinder Agreements.

     "Securities" means "securities" as defined in Section  2(1) of the
      ----------         ----------                -------------
Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller Group" has the meaning given to it in the caption on the first page
      ------------
of this Agreement.

     "Seller Indemnified Persons" means and includes each Company, the
      --------------------------
Shareholders and their respective Affiliates, officers, directors, estates, heirs, successors and assigns.

     "Seller Indemnifying Persons" means and includes each Company, the
      ---------------------------
Shareholders and their respective heirs, estates, successors and assigns.

     "Seller Losses" shall mean any and all Losses sustained, suffered or
      -------------
incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Article XII.
                                                     -----------

     "Subsidiary" of any Person means any other Person (i) whose Securities
      ----------
having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries or (ii) a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means, with respect to any Person, (i) all Income Taxes and all
      -----
gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning
                                                 ----------
of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

                                    ********

                                   ANNEX II

                                 Adjusted EBIT
                                 -------------
     As used in and for purposes of this Agreement:

          (a)  "1999 Adjusted EBIT" of the Companies means the combined income
                ------------------
from operations of the Companies for the period from and including January 1, 1999, through and including December 31, 1999, as set forth on the 1999 Income Statement as finally adjusted, if at all, pursuant to Section 5.1(c) of this Agreement, determined and computed in accordance with GAAP and subject to adjustment for those items listed on Annex II-A attached hereto, to the extent
                                     ----------
such items were taken into account in computing such income from operations. By way of example, Annex II-A attached hereto sets forth the computation of the
                ----------
"Adjusted EBIT" of the Companies on a combined basis for the fiscal year ended December 31, 1998, and for the nine months ended September 30, 1999. In computing the 1999 Adjusted EBIT, the adjustments for those items set forth on Annex II-A shall be made on a basis consistent with the adjustments made on
----------
Annex II-A in computing the "Adjusted EBIT" of the Companies on a combined basis
----------
for the fiscal year ended December 31, 1998, and for the nine months ended September 30, 1999.


          (b)  "2000 Adjusted EBIT" of the Purchaser means the income from
                ------------------
operations of the Purchaser for the period from and including the Closing Date through and including December 31, 2000, as set forth on the 2000 Income Statement as finally adjusted, if at all, pursuant to Section 5.2(c) of this Agreement, determined and computed in accordance with GAAP. The 2000 Adjusted EBIT shall not be adjusted for those items listed on Annex II-A attached hereto,
                                                     ----------
but in computing the 2000 Adjusted EBIT, the Purchaser's income from operations for such period will be reduced by (i) the net savings realized by the Purchaser as a result of replacing the Companies' business, property and casualty, liability and other similar insurance coverages with insurance coverage under Pacer's policies (using the costs incurred by the Companies in 1999 for and in connection with maintaining such insurance coverages as a basis for determining such net savings), and (ii) the net savings realized by the Purchaser as a result of replacing the Companies' employee benefit plans and programs (including the Companies' group health, medical, dental, life and AD&D and disability plans and policies and the Companies' 401(k), profit sharing and savings plans) with participation in Pacer's employee benefit plans, programs and policies (using the costs incurred by the Companies in 1999 for and in connection with maintaining such employee benefit plans, programs and policies as a basis for determining such net savings).

                                  ANNEX II-A

                     1998 and September 1999 Adjusted EBIT
                     ---------------------------------------

                                 See attached.


                                    II-A-1